Filed Pursuant to Rule 424(b)(2)
Registration No. 333-276975

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 13, 2025

PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 9, 2024)

€ American Express Company % Fixed-to-Floating Rate Notes due , 20

We are offering €   principal amount of our  % fixed-to-floating rate notes due      , 20 , or the notes.

We will pay interest on the notes (i) from, and including,      , 2025, to, but excluding,      , 20  at a rate per annum equal to  %, payable annually in arrears on     of each year, beginning      , 2026 and ending on      , 20  , and (ii) from, and including,      , 20  to, but excluding, the maturity date at a rate per annum equal to three-month EURIBOR (as defined on page S-15 of this prospectus supplement) plus  %, payable quarterly in arrears on    ,    ,     and    , beginning       , 20  and ending on the maturity date. The notes will mature on      , 20  .

We may redeem the notes (i) in whole or in part on or after      , 20  and prior to    , 20 , (ii) in whole but not in part on      , 20  , (iii) in whole or in part during the    period prior to the maturity date or (iv) in whole but not in part upon the occurrence of a Tax Event (as defined on page S-19 of this prospectus supplement), in each case at the applicable redemption price described under “Description of Notes” below. The notes will be our senior unsecured obligations and will rank prior to all of our present and future subordinated indebtedness and on an equal basis with all of our other present and future senior unsecured indebtedness.

Currently there is no public market for the notes. We intend to apply to list the notes on the New York Stock Exchange (“NYSE”). The listing application will be subject to approval by the NYSE. We expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing and we may delist the notes at any time.

We will only issue the notes in book-entry form through a common depositary of Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV, as operator of the Euroclear system (“Euroclear” and, together with Clearstream, the “clearing systems”). Except as described in this prospectus supplement, we will not issue notes in definitive form.

The underwriters are offering the notes for sale in those jurisdictions both inside and outside the United States where it is lawful to make such offers.

Investing in the notes involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December  31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 incorporated herein by reference.

The notes are not deposits or savings accounts. The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or by any other governmental agency or instrumentality.

	Price to Public(1)		Underwriting Discount		Proceeds to the Company(1)(2)
Per note		%		%		%
Total for notes	€		€		€

(1)	Plus accrued interest, if any, from , 2025 to the date of delivery.

(2)	Before offering expenses.
Delivery of the notes will be made on or about , 2025.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Barclays	BofA Securities	Deutsche Bank	Morgan Stanley

The date of this prospectus supplement is       , 2025.

Prospectus Supplement

Prospectus

S-i

STABILIZATION

IN CONNECTION WITH THE OFFERING OF THE NOTES, BARCLAYS BANK PLC (THE “STABILIZING MANAGER”) (OR PERSONS ACTING ON ITS BEHALF) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES DURING THE STABILIZATION PERIOD AT LEVELS WHICH MIGHT NOT OTHERWISE PREVAIL. HOWEVER, STABILIZATION ACTION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH THE COMPANY RECEIVED THE PROCEEDS OF THE ISSUE, OR NO LATER THAN 60 DAYS AFTER THE DATE OF ALLOTMENT OF THE NOTES, WHICHEVER IS THE EARLIER. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON ITS BEHALF) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES AND WILL BE UNDERTAKEN AT THE OFFICES OF THE STABILIZING MANAGER (OR PERSONS ACTING ON ITS BEHALF) AND ON THE NEW YORK STOCK EXCHANGE.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

Prohibition of Sales to EEA Retail Investors: The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This supplement has been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of any debt securities. Accordingly, any person making or intending to make an offer in an EEA member state of debt securities which are the subject of any offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer of the notes. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of the notes in circumstances in which an obligation arises for the Company or the underwriters to publish or supplement a prospectus for any such offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

MiFID II PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET — Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “Distributor”) should take into consideration the manufacturers’ target market assessment; however, a Distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

Prohibition of Sales to UK Retail Investors: The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA (“UK MiFIR”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the FSMA from the requirement to publish a prospectus for any offers of the notes. Accordingly, any person making or intending to make an offer in the UK of the notes which are the subject of any offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”), in each case, in relation to any such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of any notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus or supplement a prospectus for any such offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.

UK MIFIR PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET — Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in UK MiFIR; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. A Distributor should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes that we are offering and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the notes that we are offering. The description of the terms of the notes contained in this prospectus supplement supplements the description under “Description of Debt Securities” in the accompanying prospectus, and to the extent it is inconsistent with that description, the information in this prospectus supplement replaces the information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

When we use the terms “American Express,” the “Company,” “we,” “us” or “our” in this prospectus supplement, we mean American Express Company and its subsidiaries, on a consolidated basis, unless we state or the context implies otherwise (including as noted in “Description of Notes” herein).

We are responsible only for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectus issued or authorized by us. Neither we nor the underwriters have authorized anyone to provide you with any other information, and we and the underwriters take no responsibility for any other information that others may give you. We and the underwriters are offering to sell the notes only under the circumstances and in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any sale of the notes.

References to “€” and “euro” are to the lawful currency of the member states of the Economic and Monetary Union (“European Monetary Union”) that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. References herein to “$,” “U.S. dollars” and “dollar” are to the lawful currency of the United States. The financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with generally accepted accounting principles in the United States.

The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting—Selling Restrictions.”

SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information you should consider in making an investment decision. You should carefully read this prospectus supplement and the accompanying prospectus in its entirety, including the documents incorporated by reference in the foregoing documents, especially the risks of investing in our notes discussed under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, which are described under “Incorporation of Certain Documents by Reference” in this prospectus supplement, and any related free writing prospectus issued or authorized by us.

The Company

We are a globally integrated payments company with card-issuing, merchant-acquiring and card network businesses that offer products and services to a broad range of customers, including consumers, small businesses, mid-sized companies and large corporations around the world.

Our range of products and services includes:

•	Credit card, charge card, banking and other payment and financing products

•	Merchant acquisition and processing, servicing and settlement, fraud prevention and point-of-sale marketing and information products and services

•	Network services

•	Travel and lifestyle services

•	Expense management products and services

•	Other services, such as the design and operation of customer loyalty programs

These products and services are offered through various channels, including mobile and online applications, affiliate marketing, customer referral programs, third-party service providers and business partners, in-house sales teams, direct mail, telephone and direct response advertising.

We and our principal operating subsidiary, American Express Travel Related Services Company, Inc., are bank holding companies under the Bank Holding Company Act of 1956, as amended, subject to supervision and examination by The Board of Governors of the Federal Reserve System (the “Federal Reserve”).

Our executive offices are located at 200 Vesey Street, New York, New York 10285 (telephone number: 212-640-2000).

The Offering

Issuer	American Express Company.

Offered Securities	€ initial aggregate principal amount of % fixed-to-floating rate notes due , 20 .

Maturity Date	The notes will mature on , 20 .

Interest Rates and Payment Dates	The notes will bear interest (i) during the fixed rate period at a rate per annum of %, payable annually in arrears on of each year, beginning , 2026 and ending on , 20 , and (ii) during the floating rate period at a rate per annum equal to three-month EURIBOR plus %, payable quarterly in arrears on , , and , beginning , 20 and ending on the maturity date.

Par Call Redemption	We may redeem the notes (i) in whole but not in part on , 20 , or (ii) in whole or in part during the period prior to the maturity date, in each case at a redemption price equal to the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to, but excluding, the date fixed for redemption.

Make-Whole Redemption	We may redeem the notes in whole or in part on or after , 20 (or if additional notes are issued after , 20 , on or after the date that is six months after the issue date of such additional notes) and prior to , 20 , at a “make-whole” redemption price described under “Description of Notes” below, together with any accrued and unpaid interest thereon to, but excluding, the date fixed for redemption.

Redemption Upon a Tax Event	We may redeem the notes, in whole but not in part upon the occurrence of a Tax Event (as described under the heading “Description of Notes — Optional Redemption — Redemption Upon a Tax Event”) below, at a redemption price equal to the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to, but excluding, the date fixed for redemption.

Currency of Payment	All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euros.

If the euro is unavailable due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the euro) or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available or so used. The amount otherwise payable by us on any date in euros would be converted into U.S. dollars on the basis described under “Description of Notes — Issuance in Euro; Payment on the Notes,” unless the applicable laws or regulations of the member states of the European Union (including official pronouncements applying those laws or regulations) mandated, in our good faith determination, the use of a specific exchange rate for these purposes, in which case we would apply the exchange rate so mandated.

Listing and Markets	We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that they presently intend to make a market for the notes, as permitted by applicable laws and regulations. The underwriters, however, are not obligated to make a market for the notes and may discontinue any market-making at any time at their sole discretion.

The notes are offered for sale in those jurisdictions both inside and outside the United States where it is lawful to make such offers. See “Underwriting.”

Withholding Tax	We will, subject to the exceptions and limitations set forth under “Description of Notes — Payment of Additional Amounts,” pay additional amounts on the notes to Non-U.S. holders (as defined under “Certain U.S. Federal Income Tax Consequences”) in respect of deductions for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to payments of the principal of and interest on the notes.

Minimum Denomination; Form and Settlement	We will issue the notes in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be represented by one or more permanent global notes that will be deposited with a common depositary for Clearstream and Euroclear and registered in the name of the common depositary or its nominee.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

Trustee, Registrar and Transfer Agent	The Bank of New York Mellon.

Calculation Agent	The Bank of New York Mellon, London Branch.

Paying Agent	The Bank of New York Mellon, London Branch.

Governing Law	New York.

RISK FACTORS

An investment in the notes involves risks. Before deciding whether to purchase any notes, you should carefully consider the risks described below and beginning on page 3 of the accompanying prospectus, as well as other factors and information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the consolidated financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus. Any such risks could materially and adversely affect our business, financial condition, results of operations or liquidity and the trading prices of our securities. However, the risks and uncertainties we face are not limited to those described below, in the accompanying prospectus and set forth in the periodic reports incorporated herein by reference. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business and the trading price of our securities.

Risks Relating to the Notes

Holders of the notes will receive payments solely in euros subject to limited exceptions.

All payments of interest on and the principal of the notes, any redemption price for the notes and any additional amounts will be made in euros, subject to certain limited exceptions. We, the underwriters, the trustee, the transfer agent and registrar and the paying agent with respect to the notes will not be obligated to convert, or to assist any registered owner or beneficial owner of notes in converting, payments of interest, principal, any redemption price or any additional amount in euros made with respect to the notes into U.S. dollars or any other currency.

Changes in exchange rates and exchange controls could result in a substantial loss to you.

The initial investors in the notes will have to pay for the notes in euros. Payments of principal and interest, including payments made upon any redemption of the notes, and additional amounts, if any, in respect of the notes are payable by us in euros. An investment in the notes that are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the purchaser is resident or the currency in which the purchaser conducts its business or activities (the “home currency”), entails significant risks not associated with a similar investment in a security denominated in the home currency.

These include the possibility of:

•	significant changes in rates of exchange between the home currency and the euro;

•	the imposition or modification of foreign exchange controls with respect to the euro; and

•	tax consequences for the purchaser as a result of any foreign exchange gains or losses resulting from an investment in the notes.

In addition, if one or more member states of the European Monetary Union were to withdraw from the European Monetary Union and cease to use the euro as their currency, the value of the euro could be materially adversely affected.

We have no control over a number of factors affecting the euro, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. Exchange rates are primarily the result of the supply of, and the demand for, the relevant currencies. Changes in exchange rates result over time, and may vary considerably during the life of an investment denominated in, or otherwise relating to, a foreign currency, from the interaction of many factors directly or indirectly affecting economic and political conditions in the country or area of the applicable currency, including economic and political developments in other countries. Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments between countries;

•	the extent of governmental surplus or deficits in the relevant countries; and

•	other financial, economic, military and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the applicable countries and other countries important to international trade and finance.

In recent years, rates of exchange for certain currencies, including the euro, have been highly volatile and this volatility may continue. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the home currency could result in a decrease in the home currency value of payments on the notes, including the principal payable at maturity and effective yield of the notes below the interest rate. That in turn could cause the market value of the notes to fall. Depreciation of the euro against the home currency could result in a loss to the investor on a home currency basis.

The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates as well as the availability of the euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.

This description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than the home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

On May 9, 2025, the U.S. dollar/euro exchange rate was $1.1270 = €1.00, as published by the Federal Reserve. Any information provided in this prospectus supplement concerning exchange rates is provided as a matter of information only, and you should not regard it as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

The unavailability of the euro could result in a substantial loss to you.

If in our good faith judgment the euro is:

•	unavailable due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the euro); or

•

no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community;

then all payments in respect of the notes will be made in U.S. dollars until the euro is again available or so used. The amount otherwise payable by us on any date in euros would be converted into U.S. dollars on the basis described under “Description of Notes — Issuance in Euro; Payment on the Notes”. If applicable laws or regulations of the member states of the European Union (including official pronouncements applying those laws or regulations) mandated, in our good faith determination, the use of a specific exchange rate for these purposes, in which case we would apply the exchange rate so mandated. Any payment in respect of such notes made under such circumstances in U.S. dollars will not constitute an event of default under the notes or the indenture under which the notes have been issued. This exchange rate may be materially less favorable than the rate in effect at the time the notes were issued. Such developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the notes and you may lose a significant amount of your investment in the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euros. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, the affected investors would bear currency exchange risk until a New York state court judgment is entered, and we cannot predict how long this would take. A U.S. federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be rendered in the United States only in U.S. dollars. The date used to determine the rate of conversion of euros into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and integral multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

Risks Relating to the Notes during the Floating Rate Period

Regulation, reform and the actual or potential discontinuation of EURIBOR or the occurrence of another EURIBOR Benchmark Event may adversely affect the return on, value of and market for the notes during the floating rate period.

Certain interest rates that are deemed to be “benchmark” rates have previously been the subject of national, international and other regulatory guidance, reform and other actions. This has resulted in regulatory reform and changes to existing benchmarks. Such reform of benchmarks includes the Regulation (EU) 2016/1011 (as amended, the “Benchmarks Regulation”) which applies, subject to certain transitional provisions, to benchmark-related provisions, the contribution of input data to a benchmark and the use of a benchmark within the European Union. Among other things, it (i) requires benchmark administrators to be authorized or registered (or, if non-European Union-based, to be subject to an equivalent regime or otherwise recognized or endorsed) and (ii) prevents certain uses by European Union supervised entities (as defined in Article 3(1)(17) of the Benchmarks Regulation) of benchmarks of administrators that are not authorized or registered (or, if non-European Union-based, not deemed equivalent or recognized or endorsed).

The Benchmarks Regulation as it forms part of UK domestic law by virtue of the EUWA and as amended by the Benchmarks (Amendment and Transitional Provision) (EU Exit) Regulations 2019 has applied in the United Kingdom since the end of the Brexit transition period on December 31, 2020 (the “UK Benchmarks

Regulation”). The UK Benchmarks Regulation, among other things, applies to the provision of benchmarks and the use of benchmarks in the United Kingdom. Similarly, it prohibits the use in the United Kingdom by UK supervised entities of benchmarks of administrators that are not authorized by the UK Financial Conduct Authority (“FCA”) or registered on the FCA register (or, if non-UK based, not deemed equivalent or recognized or endorsed).

The Benchmarks Regulation and/or the UK Benchmarks Regulation, as applicable, could have a material impact on the notes during the floating rate period, in particular, if the methodology or other terms of EURIBOR are changed during the term of such notes in order to comply with the requirements of the Benchmarks Regulation or supervised entities in the European Union and/or the United Kingdom are, pursuant to the provisions of the Benchmarks Regulation or, as applicable, the UK Benchmarks Regulation, prohibited from acquiring, holding or trading the notes during the floating rate period. Such changes or prohibitions could, among other things, have the effect of reducing, increasing or otherwise affecting the volatility of the published rate or level of EURIBOR and materially and negatively reducing liquidity in, and the secondary market price of, the notes during the floating rate period.

The European Money Markets Institute, as the registered benchmark administrator of EURIBOR, shifted in 2019 from a quote-based methodology of calculating EURIBOR to a hybrid methodology that is based upon contributions of individual panel banks that submit transaction-based data. In its publication of February 15, 2021, the euro risk-free rate working group recommended that, in respect of any events resulting in a cessation of EURIBOR or if EURIBOR for whatever reasons would no longer be representative of the underlying market it purports to measure, EURIBOR be replaced with the Euro Short-term Rate (referred to as “€STR”), which is a risk-free rate that has been published by the European Central Bank since October 2, 2019. Such recommendations were repeated by the euro risk-free rate working group in its recommendations published on May 11, 2021. €STR has a different methodology and other important differences from EURIBOR and has little historical track record and may be subject to changes in its methodology.

It is not possible to predict with certainty whether, and to what extent, EURIBOR will continue to be supported going forward. This may cause EURIBOR to perform differently than in the past, and may have other consequences which cannot be predicted. Such factors may (a) discourage market participants from continuing to administer or contribute to a benchmark, (b) trigger changes in the rules or methodologies used in the benchmark, (c) lead to the disappearance of the benchmark and/or (d) have other effects on certain benchmarks. Any of such changes or any other consequential changes as a result of international or national reforms or other initiatives or investigations might have a material adverse effect on the market price of and return on any notes during the floating rate period.

With respect to the notes during the floating rate period, if we or our designee determines that the rate cannot be determined with respect to any Floating Rate Interest Period (as defined below) as described in the first paragraph under “Description of Notes — Interest — Information about EURIBOR,” the rate of interest on such notes will be determined by the fallback provisions described under that paragraph (collectively, the “benchmark discontinuation provisions”). See “— Discontinuance of EURIBOR or the occurrence of another EURIBOR Benchmark Event might adversely affect the value of investments in the notes during the floating rate period that reference EURIBOR.” This may, among other things, result in the application of backward-looking €STR compounded in arrears, whereas EURIBOR is expressed on the basis of a forward-looking term and includes a risk element based on interbank lending.

Furthermore, if EURIBOR is discontinued or ceases to be published or another EURIBOR Benchmark Event (as defined in “Description of Notes — Interest — Information about EURIBOR”) has occurred, there can be no assurances that we and other market participants will be adequately prepared for such discontinuance or cessation or the occurrence of another EURIBOR Benchmark Event, which may have an unpredictable impact on contractual mechanics (including the interest rate of the notes during the floating rate period), among other adverse consequences.

Discontinuance of EURIBOR or the occurrence of another EURIBOR Benchmark Event might adversely affect the value of investments in the notes during the floating rate period.

To the extent that EURIBOR is discontinued or no longer published or that another EURIBOR Benchmark Event has occurred or we determine that EURIBOR cannot be determined as described in the benchmark discontinuation provisions, the rate of interest on such notes will be determined by the fallback provisions described therein.

The consent or approval of the holders of the notes is not required under the benchmark discontinuation provisions to amend or vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any interest amount in respect of the notes during the floating rate period or for any other variation of the terms of the notes or the indenture under which the notes have been issued that were required to be made in the circumstances described in the benchmark discontinuation provisions. Any such amendment or variance made pursuant to the benchmark discontinuation provisions could have unexpected commercial consequences and there can be no assurance that, due to the particular circumstances of each holder, any such amendment or variance will be favorable to each holder.

In addition, due to the uncertainty concerning the availability of successor rates and alternative reference rates and our involvement or the involvement of the calculation agent in accordance with the benchmark discontinuation provisions, the relevant benchmark discontinuation provisions may not operate as intended at the relevant time. The benchmark discontinuation provisions may result in EURIBOR being replaced with a backward-looking €STR rate in accordance with the recommendations of the euro risk-free rate working group . More generally, however, any of the above matters or any other significant change to the setting or existence of EURIBOR could have a material adverse effect on the value or liquidity of, and the amount payable under, the notes during the floating rate period. No assurance may be provided that relevant changes will not be made to EURIBOR or that such benchmarks will continue to exist. Investors should consider these matters and make their own assessment about the potential risks imposed by benchmark reforms and investigations when making their investment decision with respect to the notes during the floating rate period.

If no successor or alternative reference rate is identified or selected in accordance with the benchmark discontinuation provisions, then the rate of interest on notes during the floating rate period will be determined by fallback provisions that are dependent in part upon the provision by major banks in the interbank markets of offered rates for deposits in Euro and the availability of such rates information at the relevant time and may in certain circumstances result, to the extent that other fallback provisions are not applicable, in the effective application of a fixed rate based on the rate that applied in the previous period when EURIBOR was available, in effect resulting in the notes during the floating rate period becoming a fixed rate note.

Any of these alternative methods may result in interest payments that are lower than or that do not otherwise correlate over time with the payments that would have been made on the notes during the floating rate period if EURIBOR were available in its current form. Additionally, if EURIBOR or any other relevant benchmark rate is discontinued or no longer published, there can be no assurance that the applicable fallback provisions under any related swap agreements would operate so as to ensure that the benchmark rate used to determine payments under any related swap agreements is the same as that used to determine interest payments under the notes during the floating rate period.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

We have made various statements in this prospectus supplement and the accompanying prospectus that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may also be made in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Forward-looking statements are subject to risks and uncertainties, including those identified in the documents that are or will be incorporated by reference in this prospectus supplement and the accompanying prospectus, which could cause actual results to differ materially from such statements. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “estimate,” “potential,” “continue” and similar expressions are intended to identify forward-looking statements. We caution you that any risk factors described or incorporated by reference in this prospectus supplement and the accompanying prospectus as well as the risk factors described in our Annual Report on Form 10-K for the year ended December  31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 are not exclusive. There may also be other risks that we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements.

Information concerning important factors that could cause actual events or results to be materially different from the forward-looking statements can be found in the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus as well as in the documents that are or will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Although we believe the expectations reflected in the applicable forward-looking statements are based upon reasonable assumptions, it is not possible to foresee or identify all factors that could have a material and negative impact on our future performance. The forward-looking statements contained or incorporated by reference in this prospectus supplement, and the accompanying prospectus are made on the basis of management’s assumptions and analyses, as of the time the statements are made, in light of their experience and perception of historical conditions, expected future developments and other factors believed to be appropriate under the circumstances.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately €   , after deducting the underwriters’ discounts and estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes.

DESCRIPTION OF NOTES

This description of the terms of the notes adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus. If this description differs in any way from the description in the accompanying prospectus, you should rely on this description. In this section, references to “American Express,” the “Company,” “we,” “us” or “our” refer solely to American Express Company, unless we state or the context implies otherwise. Any terms not defined herein shall have the meanings ascribed to them in the accompanying prospectus.

General

The notes offered by this prospectus supplement are senior debt securities issued under our senior debt indenture dated as of August 1, 2007, as supplemented by the first supplemental indenture thereto dated as of February 12, 2021 and by the second supplemental indenture thereto dated as of May 1, 2023 (the senior debt indenture, as so supplemented, the “indenture”). The notes are initially being offered in an aggregate principal amount of €   and will mature on      , 20  .

We may, without consent of the holders, increase the principal amount of the notes in the future, on the same terms and conditions and with the same respective ISIN and CUSIP number as the notes being offered hereby, as more fully described in “— Further Issues” below. The notes will be our senior unsecured obligations and will rank prior to all present and future subordinated indebtedness of the Company and on an equal basis with all other present and future senior unsecured indebtedness of the Company.

We will issue the notes in the form of one or more fully registered global notes in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. We will deposit the notes with, or on behalf of, the clearing systems and will register the notes in the name of the clearing systems.

Interest

We will pay interest on the notes (i) from, and including,      , 20  , to, but excluding,      , 20   (the “fixed rate period”) at a rate per annum equal to   %, payable annually in arrears on      of each year (each a “Fixed Rate Interest Payment Date”), beginning      , 2026, and ending on      , 20  , and (ii) from, and including,     , 20   to, but excluding,     , 20   (the “floating rate period”) at a rate per annum equal to three-month EURIBOR plus   %, payable quarterly in arrears on     ,    ,     and     of each year (each a “Floating Rate Interest Payment Date” and together with each Fixed Rate Interest Payment Date, each an “Interest Payment Date”), beginning    , 20  and ending on the maturity date.

Interest will be paid to the persons in whose names such notes are registered on the fifteenth day (whether or not a Business Day (as defined below)) immediately preceding each Interest Payment Date, except that interest payable at maturity or upon redemption or repayment will be payable to the person to whom the principal of the note is paid. During the fixed rate period, interest on the notes will be computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from, and including, the last date on which interest was paid on the notes (or     , 2025 if no interest has been paid on the notes), to, but excluding, the next scheduled Interest Payment Date, as the case may be. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association. During the floating rate period, interest on the notes will be computed in the manner described below under “Information about EURIBOR.”

Interest payments will be made in an amount equal to the interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or from, and including, the date of issue, if no interest has been paid, to, but excluding, the applicable Interest Payment Date (including, as applicable, the maturity date or a redemption date). On the maturity date of the notes, holders will be entitled to receive 100% of the principal amount of the notes plus accrued and unpaid interest, if any.

If any day on which a payment with respect to the fixed rate period is due (including a redemption date) is not a Business Day, then the holder of the note shall not be entitled to payment of the amount due until the next Business Day and shall not be entitled to any additional principal, interest or other payment as a result of such delay. We refer to the foregoing Business Day convention as the “Following Unadjusted Business Day Convention.” If any day on which a payment with respect to the floating rate period is due (including the maturity date or a redemption date) is not a Business Day, then the applicable Floating Rate Interest Payment Date (including, as applicable, the maturity date or a redemption date) will be postponed to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the applicable Floating Rate Interest Payment Date will be the immediately preceding Business Day; provided that, if any such Floating Rate Interest Payment Date is postponed or brought forward as described above, the interest amount will be adjusted accordingly and the holder will be entitled to more or less interest, respectively. We refer to the foregoing Business Day convention as the “Modified Following Business Day Convention.” As further described herein, on each Floating Rate Interest Determination Date (as defined below) relating to the applicable Floating Rate Interest Payment Date, the calculation agent will calculate the amount of accrued interest payable on the notes by multiplying (i) the outstanding principal amount of the notes by (ii) the product of (a) the interest rate for the relevant Floating Rate Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Floating Rate Interest Period divided by 360. In no event will the interest on the notes be less than zero.

“Floating Rate Interest Period” means (i) the period from, and including, any Floating Rate Interest Payment Date (or, with respect to the initial Floating Rate Interest Period only, from, and including, the preceding Interest Payment Date) to, but excluding, the next succeeding Floating Rate Interest Payment Date; (ii) in the case of the last such period, from, and including, the Floating Rate Interest Payment Date immediately preceding the maturity date to, but excluding, such maturity date; or (iii) in the event of any redemption of any notes, from, and including, the Floating Rate Interest Payment Date immediately preceding the redemption date to, but excluding, such redemption date.

Information about EURIBOR

EURIBOR is a daily reference rate based on the rate at which banks lend euro to each other in the euro interbank market. “Three-month EURIBOR” with respect to any Floating Rate Interest Period means, for the relevant Floating Rate Interest Determination Date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI – The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for an index maturity of three months as that rate appears on the display on Thomson Reuters Eikon (“Reuters”), or any successor service, on page EURIBOR01 or any other page as may replace page EURIBOR01 on that service (the “Designated Screen Page”), which is commonly referred to as “Reuters Page EURIBOR01” as of 11:00 a.m., Brussels time on such Floating Rate Interest Determination Date.

The following procedures will be followed if the rate cannot be determined as described above:

•

If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by us or our designee, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the Floating Rate Interest Determination Date, to prime banks in the Euro-zone interbank market having a maturity of three months commencing on the applicable Interest Determination Date (as defined below), and in a principal amount not less than the equivalent of U.S.$1 million in euros that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

•

If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by us or our designee, after consultation with us, at approximately 11:00 a.m., Brussels time, on the applicable Floating Rate Interest Determination

Date for loans in euros to leading European banks having a maturity of three months commencing on that Interest Determination Date in a principal amount not less than the equivalent of U.S.$1 million in euros.

•

If the banks so selected by us or our designee are not quoting as set forth above, EURIBOR for that Floating Rate Interest Determination Date will remain EURIBOR for the immediately preceding Floating Rate Interest Period.

Notwithstanding the foregoing, if we, in our sole discretion, or our designee, after consultation with us, determine that a EURIBOR Benchmark Event has occurred, the calculation agent will use, as a substitute for EURIBOR and for each future Floating Rate Interest Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) consistent with accepted market practice (the “Alternative Rate”). As part of such substitution, we or our designee will make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, Floating Rate Interest Determination Dates, the method for determining the fallback interest rate and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt securities such as the notes. If, however, we or our designee determine that no such Alternative Rate exists on the relevant date, we or our designee shall make a determination of an alternative rate as a substitute for EURIBOR for debt securities such as the notes, as well as the spread thereon, the business day convention, the method for determining the fallback interest rate and the Floating Rate Interest Determination Dates, that is consistent with accepted market practice.

Certain Definitions

“Business Day” for purposes of the notes means each Monday, Tuesday, Wednesday, Thursday or Friday (i) that is not a day on which banking institutions in The City of New York or The City of London are authorized or obligated by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system, or the TARGET2 system, or any successor thereto, operates.

“EURIBOR Benchmark Event” means:

(a)	EURIBOR has ceased to be published on the Designated Screen Page as a result of it ceasing to be calculated or administered; or

(b)

a public statement by the administrator of EURIBOR that it will cease publishing the EURIBOR permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of EURIBOR); or

(c)	a public statement by the supervisor of the administrator of EURIBOR that EURIBOR has been or will be permanently or indefinitely discontinued; or

(d)

a public statement by the supervisor of the administrator of EURIBOR that means that EURIBOR will be prohibited from being used or that its use will be subject to restrictions or adverse consequences; or

(e)	a public statement by the supervisor of the administrator of EURIBOR that, in the view of such supervisor, EURIBOR is no longer representative of an underlying market; or

(f)

it has or will become unlawful for the calculation agent or us to calculate any payments due to be made to any holder using EURIBOR (including, without limitation, under the Benchmarks Regulation (EU) 2016/1011, if applicable), provided that the EURIBOR Benchmark Event shall be deemed to occur only (i) in the case of paragraphs (b) and (c) above, on the date of the cessation of EURIBOR or the discontinuation of EURIBOR, as the case may be, (ii) in the case of paragraph (d) above, on the date of prohibition of use of EURIBOR and (iii) in the case of paragraph (e) above, on the date with effect from which EURIBOR will no longer be (or will be deemed by the relevant supervisor to no longer be) representative of its underlying market and specified in the public statement, and, in each case, not the date of the public statement.

“Euro-zone” means the region comprising Member States of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

“Floating Rate Interest Determination Date” means the second TARGET Business Day prior to the first day of each applicable Floating Rate Interest Period.

“Interest Determination Date” means the first day of each applicable Floating Rate Interest Period; provided that, if any Interest Determination Date is not a Business Day, then the Modified Following Business Day Convention shall apply.

“TARGET Business Day” means a day on which TARGET2 is open for the settlement of payment in euro. TARGET2 is the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system, which utilizes a single shared platform and was launched on November 19, 2007.

Issuance in Euro; Payment on the Notes

Initial holders of the notes will be required to pay for the notes in euros, and all payments of principal and interest, including payments made upon any redemption of the notes, and additional amounts, if any, in respect of the notes will be payable in euros; provided that, if on or after the date of this prospectus supplement the euro is unavailable in our good faith judgment for such payments due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the euro) or no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available or so used.

The amount otherwise payable by us on any date in euros would be converted into U.S. dollars at a rate mandated by The Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if The Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in our sole discretion on the basis of the most recently available market exchange rate for euros. If applicable laws or regulations of the member states of the European Union (including official pronouncements applying those laws or regulations) mandated, in our good faith determination, the use of a specific exchange rate for these purposes, in which case we would apply the exchange rate so mandated. Any payment in respect of such notes made under such circumstances in U.S. dollars will not constitute an event of default under the notes or the indenture under which the notes have been issued.

All determinations referred to above made by us will be at our sole discretion and shall be conclusive and binding on the holders of the notes, absent manifest error.

Investors will be subject to foreign exchange risks as to payments on the notes that may have important economic and tax consequences to them. See “Risk Factors.”

Calculation Agent

We have appointed The Bank of New York Mellon, London Branch to act as the calculation agent for the notes during the floating rate period (unless we have redeemed all the outstanding notes). All calculations made by the calculation agent for the purposes of calculating interest on the notes during the floating rate period shall be conclusive and binding on the holders of such notes, the trustee and us, absent manifest error.

Optional Redemption

The notes are not subject to repayment at the option of the holders at any time prior to maturity.

We may redeem the notes, on at least 5 days’ and no more than 60 days’ prior written notice, under the circumstances described below.

Par Call Redemption of the Notes on      , 20  or During the    Period Prior to the Maturity Date

We may, at our option, redeem the notes (i) in whole but not in part on       , 20   or (ii) in whole or in part during the     period prior to the maturity date, in each case at a redemption price equal to the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to, but excluding, the date fixed for redemption.

Make-Whole Redemption of the Notes

We may, at our option, redeem the notes in whole or in part on or after       , 20  (or if additional notes are issued after      , 20 , on or after the date that is six months after the issue date of such additional notes) and prior to      , 20 , at a redemption price equal to the greater of:

(i)	100% of the principal amount of the notes to be redeemed; and

(ii)

the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) if such notes matured on the earliest Par Call Date (as defined in the accompanying prospectus), discounted to the redemption date on an annual basis (based on the ACTUAL/ACTUAL (ICMA) payment convention, as defined in the rulebook of the International Capital Markets Association), at the applicable Comparable Government Bond Rate described below plus    basis points,

plus, in each case, any accrued and unpaid interest thereon to, but excluding, the date fixed for redemption.

“Comparable Government Bond Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by us.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, a bond that is a direct obligation of the Federal Republic of Germany (the “German government bond”) (Bundesanleihe) selected by an independent investment bank chosen by us as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed (assuming that such notes to be redeemed matured on the applicable Par Call Date) or such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

When we use the term “remaining scheduled payments,” we mean, with respect to any note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an Interest Payment Date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced (solely for the purpose of this calculation) by the amount of interest accrued thereon to such redemption date.

We will calculate the redemption price, which calculation will be binding and conclusive absent manifest error. Neither the trustee nor the calculation agent shall be responsible for, or have any responsibility to determine or make any calculations in connection with, any make-whole redemption unless such entity agrees to undertake such action in writing.

In the case of any optional redemption of only part of the notes at the time outstanding, the notes to be redeemed will be selected not more than 60 days prior to the redemption date in accordance with the procedures of Clearstream and Euroclear.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Redemption Upon a Tax Event

If, as a result of (a) any change in (including any announced prospective change), or amendment to, the laws (including any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in (including any announced prospective change), or amendment to, any official position regarding the application or interpretation of such laws, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, or (b) a taxing authority of the United States taking any action, or such action becoming generally known, on or after the date of this prospectus supplement, whether or not such action is taken with respect to us or any of our affiliates, there is in either case a material increase in the probability that we will or may be required to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” (any of the foregoing, a “Tax Event”) with respect to the notes, then we may in either case, at our option, redeem the notes in whole but not in part at a redemption price equal to the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to, but excluding, the date fixed for redemption.

In order to exercise this right, we must determine, in our business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to us, not including substitution of the obligor under the notes. Prior to the publication of any notice of redemption, we will deliver to the trustee an officer’s certificate stating that we are entitled to effect a redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred and an opinion of counsel to that effect based on that statement of facts.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment by us or a paying agent of the principal of and interest on the notes to a holder who is a Non-U.S. holder, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable had no such withholding or deduction been required.

However, our obligation to pay additional amounts shall not apply:

•

(1) to a tax, assessment or governmental charge that would not have been imposed but for the beneficial owner or the holder, or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

•	(a) being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

•	(b) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

•

(c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States, a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation or other tax-exempt organization; or

•

(d) being or having been a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision or being or having been a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code or any successor provision;

•

(2) to any beneficial owner that is not the sole beneficial owner of a note, or a portion thereof, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

•

(3) to a tax, assessment or governmental charge (including backup withholding) that would not have been imposed but for the failure of the holder or beneficial owner or any other person to comply with certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner or other person, if compliance is required by statute or by regulation of the United States Department of the Treasury, without regard to any tax treaty, or by an applicable income tax treaty to which the United States is a party as a precondition to partial or complete relief or exemption from such tax, assessment or other governmental charge (including, but not limited to, the failure to provide United States Internal Revenue Service, or IRS, Form W-8BEN-E, W-8BEN, W-8ECI or any subsequent versions thereof), or any other certification, information, documentation, reporting or other similar requirement under United States income tax laws or regulations or intergovernmental agreements (including entering into and complying with an agreement with the U.S. Internal Revenue Service to report information or complying with any similar reporting requirements imposed by an intergovernmental agreement) that would establish entitlement to otherwise applicable relief or exemption from any tax, assessment or governmental charge;

•	(4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

•

(5) to a tax, assessment or governmental charge that would not have been imposed or withheld but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 10 days after the payment becomes due or is duly provided for, whichever occurs later;

•

(6) to a tax, assessment or governmental charge that is imposed or withheld by reason of the presentation of a note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later;

•	(7) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

•

(8) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by any other paying agent;

•

(9) to any Tax that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later;

•

(10) to any Tax imposed by the Foreign Account Tax Compliance Act (“FATCA”) pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code and any intergovernmental agreements (and related legislation or official administrative guidance) implementing the foregoing; or

•	in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

For purposes of clauses (1)-(10) above, references to the “holder or beneficial owner” of a note include a fiduciary, settlor, beneficiary or person holding power over such holder or beneficial owner, if such holder or beneficial owner is an estate or trust, or a partner, member or shareholder of such holder or beneficial owner, if such holder or beneficial owner is a partnership, limited liability company or corporation.

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading “— Payment of Additional Amounts” we shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

Further Issues

We may from time to time, without notice to or the consent of the registered holders of the notes, create and issue further notes ranking on an equal basis with the notes being offered hereby in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except, in some circumstances, for the first payment of interest following the issue date of such further notes). Such further notes shall be consolidated and form a single series with the notes being offered hereby and shall have the same terms as to status, redemption or otherwise as the notes being offered hereby.

Book-Entry System

Global Clearance and Settlement

The notes will be issued in the form of one or more global notes (each a “global note”) in fully registered form, without coupons, and will be deposited on the closing date with, or on behalf of, a common depositary for, and in respect of interests held through, Clearstream and Euroclear. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to a common depositary for Clearstream or Euroclear or its nominee.

Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Clearstream or Euroclear. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold notes directly through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Owners of beneficial interests in the global notes will not be entitled to have notes registered in their names, and will not receive or be entitled to receive physical delivery of notes in definitive form. Except as provided below, beneficial owners will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global notes.

Persons who are not Clearstream or Euroclear participants may beneficially own notes held by the common depositary for Clearstream and Euroclear only through direct or indirect participants in Clearstream and Euroclear. So long as the common depositary for Clearstream and Euroclear is the registered owner of the global note, the common depositary for all purposes will be considered the sole holder of the notes represented by the global note under the indenture and the global notes.

Certificated Notes

If the applicable depositary is at any time unwilling or unable to continue as depositary for any of the global notes and a successor depositary is not appointed by us within 90 days, or if we have been notified that both Clearstream and Euroclear have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available, we will issue the notes in definitive form in exchange for the applicable global notes. We will also issue the notes in definitive form in exchange for the global notes if an event of default has occurred with regard to the notes represented by the global notes and has not been cured or waived. In addition, we may at any time and in our sole discretion determine not to have the notes represented by the global notes and, in that event, will issue the notes in definitive form in exchange for the global notes. In any such instance, an owner of a beneficial interest in the global notes will be entitled to physical delivery in definitive form of the notes represented by the global notes equal in principal amount to such beneficial interest and to have such notes registered in its name. The notes so issued in definitive form will be issued as registered in minimum denominations of €100,000 and integral multiples of €1,000 thereafter, unless otherwise specified by us. The notes in definitive form can be transferred by presentation for registration to the registrar at our office or agency for such purpose and must be duly endorsed by the holder or his or her attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the registrar duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive notes.

Clearing Systems

We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream. Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”), and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Comission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Participant either directly or indirectly.

Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures in accordance with its rules and procedures.

Euroclear. Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipts of payment with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Clearstream and Euroclear Arrangements

So long as Clearstream or Euroclear or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee or common depositary, as the case may be, will be considered the sole owner or holder of the notes represented by such notes for all purposes under the Indenture and the notes. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream or such nominee or common depositary, as the case may be, as registered holder thereof. None of us, the trustee, the transfer agent, the paying agent and registrar, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act of 1933, as amended (Securities Act)) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions of principal and interest with respect to the global notes will be credited in euros to the extent received by Clearstream or Euroclear from the trustee or the paying agent, as applicable, to the cash accounts of Clearstream or Euroclear customers in accordance with the relevant system’s rules and procedures.

Because Clearstream and Euroclear can act only on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

The holdings of book-entry interests in the global notes through Clearstream and Euroclear will be reflected in the book-entry accounts of each such institution. As necessary, the registrar will adjust the amounts of the global notes on the register for the accounts of the common depositary to reflect the amounts of notes held through Clearstream and Euroclear, respectively.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market sales of book-entry interests in the notes held through Clearstream or Euroclear to purchasers of book-entry interests in the global notes through Clearstream or Euroclear will be conducted in accordance with the normal rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in same-day funds.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream and Euroclear will credit payments to the cash accounts of Euroclear participants or Clearstream customers in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Euroclear Participant or Clearstream customer only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

The information in this section concerning Clearstream and Euroclear and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

We, the underwriters or the trustee, transfer agent, paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Notices

Notices to holders of the notes will be sent by mail or email to the registered holders, or otherwise in accordance with the procedures of the applicable depositary.

Events of Default, Covenant Breaches, Notice and Waiver

The indenture provides holders of the notes with remedies if we fail to perform specific obligations, such as making payments on such notes. You should review these provisions carefully in order to understand what constitutes an event of default or a covenant breach under the indenture. A summary of the events of default, covenant breaches, notice and waiver requirements and provisions applicable to the notes are set forth under “Description of Debt Securities — Provisions Applicable Solely to Senior Debt Securities — Events of Default, Covenant Breaches, Notice and Waiver” in the accompanying prospectus.

Listing

We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

Trustee, Paying Agent and Registrar

The Bank of New York Mellon, located at 240 Greenwich Street, 7E, New York, New York 10286, is the trustee under the indenture with respect to the notes and will be the registrar for the notes. The Bank of New York Mellon, London Branch, will initially be the paying agent with respect to the notes and the calculation agent for the notes during the floating rate period as described above under “— Calculation Agent.” We and our affiliates have entered, and from time to time may continue to enter, into investment banking, banking or other relationships with The Bank of New York Mellon or its affiliates. For example, The Bank of New York Mellon and its affiliates provide custodial services to us, extend credit to us and provide corporate trust services to us and our affiliates. We and our affiliates may have other customary banking relationships (including other trusteeships) with the trustee.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax considerations that may be relevant to a holder of a note. This summary is based on provisions of the Code, applicable Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners of notes that will hold notes as capital assets, and does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or the partners therein, persons subject to the alternative minimum tax, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or persons that have a “functional currency” other than the U.S. dollar.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign tax laws or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code. Investors should consult their own tax advisors in determining the tax consequences to them of holding notes under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

As used herein, a “U.S. holder” is a beneficial owner of a note that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise will be subject to U.S. federal income taxation on a net income basis in respect of the note. A “Non-U.S. holder” is a beneficial owner of a note that is an individual, corporation, foreign estate, or foreign trust that is not a U.S. holder.

U.S. Holders

Payments of Interest. Payments of stated interest, but excluding any pre-issuance accrued interest, generally will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is actually or constructively received, in accordance with the holder’s method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will not be issued with more than a de minimis amount of original issue discount (“OID”). In general, however, if the notes are issued with more than de minimis OID, a U.S. holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. OID generally will be accrued in Euros and translated into dollars at the average exchange rate in effect during the interest accrual period (or portion thereof within the holder’s taxable year). The U.S. holder generally will recognize foreign currency gain or loss to the extent the amount accrued differs from the U.S. dollar value of the Euro amounts when received.

A U.S. holder that uses the cash method of accounting for U.S. federal income tax purposes and that receives a payment of interest will be required to include in ordinary income the U.S. dollar value of the Euro interest payment determined on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars. A U.S. holder that uses the accrual method of accounting for U.S. federal income tax purposes will accrue interest income on a note in Euros and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the holder’s taxable year), or at the holder’s election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period. A U.S. holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”).

A U.S. holder who uses the accrual method will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a note if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Amounts attributable to pre-issuance accrued interest will generally not be includable in income, except to the extent of foreign currency gain or loss attributable to any changes in exchange rates during the period between the date the U.S. holder acquired the note and the first interest payment date. This foreign currency gain or loss will generally be treated as ordinary income or loss and will not be treated as an adjustment to interest income received on the note.

Sale, Exchange and Retirement of Notes. Upon the sale, exchange or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the U.S. holder’s tax basis in such note.

A U.S. holder’s adjusted tax basis in a note generally will be the U.S. dollar value of the purchase price of that note on the date of purchase. The amount realized upon the sale, exchange or retirement of a note will be the U.S. dollar value of the currency received calculated at the exchange rate in effect on the date the instrument is sold, exchanged or retired. If the notes are treated as traded on an established securities market, a U.S. holder who uses the cash method, and if it so elects, a U.S. holder who uses the accrual method, will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. The election available to U.S. holders who use the accrual method in respect of the purchase and sale of notes traded on an established securities market must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. U.S. holders should consult their own tax advisors about the availability of this treatment (and in the case of accrual basis U.S. holders, the advisability of making this election).

Subject to the foreign currency rules discussed below, gain or loss realized by a U.S. holder on a sale or other taxable disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such sale or disposition, the notes have been held for more than one year. Certain non-corporate U.S. holders (including individuals) may be eligible for preferential rates of taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the U.S. holder held the note. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the notes. In addition, upon the sale, exchange or retirement of a note, a U.S. holder that uses the accrual method may realize foreign currency gain or loss attributable to amounts received in respect of accrued and unpaid interest. The amount of foreign currency gain or loss realized with respect to principal and accrued interest will, however, be limited to the amount of overall gain or loss realized on the disposition. For a U.S. holder that uses the accrual method and does not make the election described above, the foreign currency gain or loss may include amounts attributable to changes in exchange rates between the trade date and the settlement date.

Reportable Transactions. A U.S. holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. A U.S. holder may be required to treat a foreign currency exchange loss relating to a note as a reportable transaction if the loss exceeds $50,000 in a single taxable year if the U.S. holder is an individual or trust, or higher amounts for other U.S. holders. In the event the acquisition, ownership or disposition of a note constitutes participation in a “reportable transaction” for purposes of these rules, a U.S. holder will be required to disclose its investment to the IRS, currently on Form 8886. Prospective purchasers should consult their tax advisors regarding the application of these rules.

Non-U.S. Holders

Payments of Interest. Subject to the discussions below under “ — FATCA” and “Information Reporting and Backup Withholding,” payments of interest on the notes to a Non-U.S. holder generally will be exempt from withholding of U.S. federal income tax under the portfolio interest exemption provided that (i) the Non-U.S. holder properly certifies as to its foreign status by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) to the applicable withholding agent; (ii) the Non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote; and (iii) the Non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership.

Sale, Exchange and Retirement of Notes. Subject to the discussion below under “Information Reporting and Backup Withholding,” a Non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or retirement of notes (but excluding any amount that is attributable to accrued interest, which will be taxable to such Non-U.S. holder as described above under “Non-U.S. Holders  Payments of Interest”).

FATCA

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of notes will generally be subject to 30% U.S. withholding tax on interest payments on the notes if the holder is not FATCA compliant, or holds its notes through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide us or an applicable financial institution certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. If any taxes are required to be deducted or withheld from any payments in respect of the notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the notes as a result of the deduction or withholding of such tax.

Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisers about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the notes.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the notes made to, and the proceeds of dispositions of notes effected by, certain U.S. holders. In addition, certain U.S. holders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Holders who are not “United States persons” (defined in the Code) may be required to comply with applicable certification procedures to establish an exemption from such information reporting requirements and backup withholding. The amount of any backup withholding from a payment will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING

Under the terms and subject to the conditions contained in a terms agreement dated       , 2025, which incorporates by reference the provisions contained in the document entitled “American Express Company — Debt Securities — Underwriting Agreement Basic Provisions” filed with the SEC on February 9, 2024, we have agreed to sell to the underwriters named below the following principal amounts of the notes:

Underwriters	Principal Amount of Notes
Barclays Bank PLC	€
Deutsche Bank AG, London Branch
Merrill Lynch International
Morgan Stanley & Co. International plc

Total	€

The terms agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes if any notes are taken. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters initially propose to offer the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at a price that represents a concession not in excess of   % of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, concessions not in excess of   % of the principal amount of the notes. After the initial offering of the notes, the public offering prices and other selling terms may from time to time be varied by the representatives.

The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that they presently intend to make a market for the notes, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market for the notes and may discontinue any market making at any time at their sole discretion. Accordingly, we can provide no assurance as to the liquidity of, or trading markets for, the notes.

In connection with the offering of the notes, Barclays Bank PLC (the “stabilizing manager”) (or any person acting on behalf of the stabilizing manager) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. There is no assurance that the stabilizing manager (or persons acting on behalf of the stabilizing manager) will undertake any stabilization action. The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member. In connection with the offering of the notes, the stabilizing manager (or any person acting on behalf of the stabilizing manager) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. There is no assurance that the stabilizing manager (or persons acting on behalf of the stabilizing manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the stabilizing manager (or persons acting on behalf of any stabilizing manager) in accordance with all applicable laws and rules.

Any of these activities may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In the ordinary course of their respective businesses, the underwriters and their affiliates may have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with us and our affiliates for which they have in the past received, and may in the future receive, customary fees. Affiliates of certain of the underwriters are lenders under existing credit agreements with certain of our subsidiaries.

We expect to deliver the notes against payment therefor on       , 2025, which will be the  business day following the date of this prospectus supplement and of the pricing of the notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to one business day before delivery will be required, by virtue of the fact that the notes are initially expected to settle in  business days (T+  ), to specify alternative settlement arrangements to prevent a failed settlement.

The aggregate proceeds to us are set forth on the cover page hereof before deducting our expenses in connection with the offering of the notes. We estimate that our share of the total expenses of the offering, excluding the underwriting discounts, will be approximately €   .

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect thereof.

Selling Restrictions

We and the underwriters are offering to sell the notes only under the circumstances and in jurisdictions where offers and sales are permitted. The selling restrictions applicable to the offering of the notes may be found under the sections titled “Notice to Prospective Investors in the European Economic Area” and “Notice to Prospective Investors in the United Kingdom” above and under the section titled “Plan of Distribution — Selling Restrictions” in the accompanying prospectus.

To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink. The information contained on the SEC’s website is expressly not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means we can disclose important information to you by referring you to those documents (other than information that is deemed “furnished” to the SEC). The information we incorporate by reference is considered to be part of this prospectus supplement and the accompanying prospectus.

Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the notes by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement or the accompanying prospectus. This means you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus, or in any documents previously incorporated by reference herein or therein, have been modified or superseded. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents filed with the SEC (except for information in these documents or filings that is deemed “furnished” and not “filed” in accordance with the SEC rules, including pursuant to Item 2.02 or 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference herein or in the accompanying prospectus):

•

Annual Report on Form 10-K for the year ended December  31, 2024 (including the information specifically incorporated therein by reference from our definitive proxy statement on Schedule 14A filed with the SEC on March 14, 2025).

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

•	Current Reports on Form 8-K filed with the SEC on January 16, 2025, January 30, 2025, January 30, 2025, March 3, 2025, April 25, 2025 and May 1, 2025.

•	All documents subsequently filed by American Express Company under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the notes.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

American Express Company

200 Vesey Street

New York, New York 10285

Attention: Secretary

(212) 640-2000

LEGAL MATTERS

The validity of the notes will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. The underwriters are being represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. From time to time, Skadden, Arps, Slate, Meagher & Flom LLP provides legal services to American Express Company and its affiliates.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

American Express Company Debt Securities Preferred Shares Depositary Shares Common Shares Warrants Units Guarantees

American Express Company may offer from time to time in one or more series:

•	unsecured debt securities,

•	preferred shares,

•	depositary shares,

•	common shares,

•	warrants to purchase debt securities, preferred shares, depositary shares, common shares or equity securities issued by one of our affiliated or unaffiliated corporations or other entities,

•	warrants relating to other items or indices,

•	units, and

•	guarantees.

We may offer any combination of these securities at prices and on terms to be determined at or prior to the time of sale, including, in the case of guarantees, for consideration that may include consents or exchanges of existing securities.

We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of securities will be described in an accompanying supplement.

We will provide the specific terms of any offering in an accompanying supplement. This prospectus may not be used to consummate a sale of these securities unless accompanied by a supplement to this prospectus. As used in this prospectus, the term “supplement” means either a prospectus supplement or any related free writing prospectus issued or authorized by us, as applicable.

Our common stock is listed on the New York Stock Exchange under the symbol “AXP.”

Investing in the securities involves risks. You should carefully consider the information under “Risk  Factors” beginning on page 3 of this prospectus as well as any risk factors contained in any accompanying supplement and in the documents incorporated by reference herein and therein.

These securities are not deposits or savings accounts. These securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or by any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2024.

i

We are responsible only for the information contained in or incorporated by reference in this prospectus, in any accompanying supplement and in the other offering material, if any, provided by us or any underwriter, dealer or agent that we may from time to time retain. We and any underwriter, dealer and agent have not authorized anyone to provide you with different or additional information. We take no responsibility for any other information or representations that others may give you. This prospectus and any accompanying supplement is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference in this prospectus, any accompanying supplement or other offering material may only be accurate on the date of the relevant document.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3, to which we refer as the registration statement, filed with the Securities and Exchange Commission, to which we refer as the SEC, under the Securities Act of 1933, as amended, to which we refer as the Securities Act, using a shelf registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus.

This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. Each time these securities are sold, this prospectus will be accompanied by a supplement that describes the specific terms of the securities being offered and any applicable updates or changes to the specific manner in which they may be offered. You should read the supplement and this prospectus, along with the documents incorporated by reference and described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” herein or therein.

References in this prospectus to the “Company,” “American Express,” “we,” “us” and “our” are to American Express Company and its subsidiaries, on a consolidated basis, unless we state or the context implies otherwise (including as noted in “Description of Debt Securities,” “Description of Preferred Shares,” “Description of Depositary Shares,” “Description of Common Shares,” “Description of Securities Warrants,” “Description of Other Warrants,” “Description of Units” and “Description of Guarantees” herein).

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part (including by cross-reference to our prior filings). You should read the exhibits carefully for provisions that may be important to you.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. We maintain an Investor Relations website at http://ir.americanexpress.com. Information on, or accessible through, the SEC’s website or our website is not part of this prospectus and is not incorporated by reference herein. We have included the SEC’s and our website addresses only as inactive textual references and do not intend for either reference to be an active link to either website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means we can disclose important information to you by referring you to those documents (other than information that is deemed “furnished” to the SEC). The information we incorporate by reference is considered to be part of this prospectus.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference herein or therein, have been modified or superseded. We incorporate by reference into this prospectus the following documents filed with the SEC (except for information in these documents or filings that is deemed “furnished” and not “filed” in accordance with the SEC rules, including pursuant to Item 2.02 or 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference herein or in any accompanying supplement):

•	Annual Report on Form 10-K for the year ended December 31, 2023.

•	Registration Statement on Form 8-A (relating to our common shares) filed with the SEC on June 12, 2000, including any amendment or report filed to update such description.

•

All documents subsequently filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, to which we refer as the Exchange Act, on or after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

American Express Company

200 Vesey Street

New York, New York 10285

Attention: Secretary

(212) 640-2000

FORWARD-LOOKING STATEMENTS

We have made various statements in this prospectus that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may also be made in any supplement and the documents that are or will be incorporated by reference in this prospectus and any accompanying supplement. Forward-looking statements are subject to risks and uncertainties, including those identified in the documents that are or will be incorporated by reference in this prospectus and any accompanying supplement, which could cause actual results to differ materially from such statements. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “estimate,” “potential,” “continue” and similar expressions are intended to identify forward-looking statements. We caution you that any risk factors described in any accompanying supplement or in any document incorporated by reference herein or therein are not exclusive. There may also be other risks we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements.

Information concerning important factors that could cause actual events or results to be materially different from the forward-looking statements can be found in the “Risk Factors” section of the documents that are or will be incorporated by reference in this prospectus and any accompanying supplement. Although we believe the expectations reflected in the applicable forward-looking statements are based upon reasonable assumptions, it is not possible to foresee or identify all factors that could have a material and negative impact on our future performance. The forward-looking statements contained or incorporated by reference in this prospectus or any accompanying supplement are made on the basis of management’s assumptions and analyses, as of the time the statements are made, in light of their experience and perception of historical conditions, expected future developments and other factors believed to be appropriate under the circumstances.

THE COMPANY

We are a globally integrated payments company providing customers with access to products, insights and experiences that enrich lives and build business success. We are a leader in providing credit and charge cards to consumers, small businesses, mid-sized companies and large corporations around the world.

Our range of products and services includes:

•	Credit card, charge card, banking and other payment and financing products

•	Merchant acquisition and processing, servicing and settlement, and point-of-sale marketing and information products and services for merchants

•	Network services

•	Other fee services, including fraud prevention services and the design and operation of customer loyalty programs

•	Expense management products and services

•	Travel and lifestyle services

Our various products and services are offered globally to diverse customer groups through various channels, including mobile and online applications, affiliate marketing, customer referral programs, third-party service providers and business partners, direct mail, telephone, in-house sales teams, and direct response advertising.

We and our principal operating subsidiary, American Express Travel Related Services Company, Inc., are bank holding companies under the Bank Holding Company Act of 1956, as amended, subject to supervision and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

Our executive offices are located at 200 Vesey Street, New York, New York 10285 (telephone number: 212-640-2000).

SUMMARY OF THE SECURITIES WE MAY OFFER

We may use this prospectus to offer:

•

Debt securities. We may offer debt securities, which will be either senior debt securities that rank on an equal basis with all of our other senior unsecured and unsubordinated debt, or subordinated debt securities that rank junior to all of our senior unsecured debt.

•

Preferred shares. We may offer preferred shares, par value $1.66 2/3 per share, in one or more series with such designations, voting powers, dividend rates, rights of redemption, conversion rights or other special rights, preferences and limitations as may be described in an accompanying supplement.

•	Depositary shares. We may offer depositary shares, each of which would represent a fractional interest in preferred shares.

•

Common shares. We may offer common shares, par value $0.20 per share, which, subject to the prior rights of holders of any preferred shares, entitle holders to receive dividends when declared by our Board of Directors. Each common share is entitled to one vote per share on all matters submitted to a vote of shareholders. Holders of the common shares do not have cumulative voting or preemptive rights.

•	Securities warrants. We may offer securities warrants for the purchase of debt securities, preferred shares, depositary shares, common shares, or equity securities issued by other entities.

•

Other warrants. We may offer other warrants to buy or sell debt securities of or guaranteed by the United States, units of a stock index or stock basket, a commodity, or a unit of a commodity index or another item or unit of an index.

•

Units. We may offer units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities.

•	Guarantees. We may offer guarantees, including for debt securities of subsidiaries, for consideration that may include cash, consents or exchanges of existing securities.

RISK FACTORS

Investing in the securities involves risks. Descriptions of the securities are contained below under “Description of Debt Securities,” “Description of Preferred Shares,” “Description of Depositary Shares,” “Description of Common Shares,” “Description of Securities Warrants,” “Description of Other Warrants,” “Description of Units” and “Description of Guarantees,” as well as in the accompanying supplement for each type of security we issue. Please see also the “Risk Factors” section in our most recent Annual Report on Form 10-K, and, to the extent applicable, in each of our subsequent Quarterly Reports on Form 10-Q and any other documents filed with the SEC, all of which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider the risks described below as well as other risk factors and information we include or incorporate by reference in this prospectus and any accompanying supplement, including information contained in our filings with the SEC after the date of this prospectus. The supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that supplement. Although we discuss key risks in our risk factor descriptions, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. Accordingly, the risks and uncertainties that we face are not limited to those set forth below and in the periodic reports incorporated herein by reference. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also materially and adversely affect our business, financial condition, results of operations or liquidity and the trading prices of our securities. The risk factors included herein or incorporated by reference in this prospectus and any accompanying supplement are not necessarily presented in the order of relative importance or probability of occurrence.

Capitalized terms not defined under the heading “Risk Factors” have the meanings assigned to such terms under the relevant sections describing the securities that may be offered by this prospectus.

Risk Factors Applicable to Debt Securities

The debt securities may have limited or no liquidity.

If a series of debt securities is a new issuance of securities, there will be no existing secondary market for such debt securities, and there can be no assurance that a secondary market will develop. Unless otherwise specified in an accompanying supplement, we do not expect to apply for listing of the debt securities on any securities exchange or for quotation through any automated dealer quotation system. Although the underwriters for any offering of a series of debt securities may make a market in such debt securities, they are not obligated to do so and may discontinue any such market making activities at any time without notice. Even if a trading market for a series of debt securities develops, the liquidity of any such market will depend upon the number of holders of the relevant series of debt securities, our performance, the market for similar securities, the interest of securities dealers in making a market in such debt securities and other factors. Accordingly, no assurance can be given as to the liquidity of, or adequate trading markets for, any series of debt securities that we may offer.

Changes in our credit ratings may affect the value of the debt securities.

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the debt securities. However, because your return on the debt securities depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the debt securities. In addition, any reduction in our credit ratings could increase the cost of our funding from, and restrict our access to, the capital markets and have a material adverse effect on our results of operations and financial condition.

Our credit ratings may not reflect all risks of an investment in the debt securities.

The credit ratings of any series of debt securities that we may offer may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, any such series of debt securities. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, any series of debt securities.

If provided for in an accompanying supplement, we may redeem a series of debt securities prior to its relevant Stated Maturity, and you may not be able to reinvest in a comparable security.

If provided for in an accompanying supplement, we may redeem a series of debt securities prior to its relevant Stated Maturity, subject to the applicable terms and conditions of such debt securities. See “Description of Debt Securities — Redemption and Repayment.” In the event we redeem the debt securities, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the debt securities.

Holders of our debt, including the debt securities, and equity securities may absorb losses if we were to enter into a resolution.

Federal Reserve rules require that certain globally systemically important banks (“GSIBs”) maintain minimum levels of unsecured external long-term debt and other loss-absorbing capacity with specific terms (“Eligible LTD”) for purposes of recapitalizing such GSIBs’ operating subsidiaries if such GSIBs were to enter into a resolution either:

•	in a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, or

•	in a receivership administered by the FDIC under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).

On August 29, 2023, the Federal Reserve, the Office of the Comptroller of the Currency and the FDIC issued a notice of proposed rulemaking (the “LTD NPR”), that proposed long-term debt requirements that, if adopted as proposed, would require covered bank holding companies, such as American Express Company to issue and maintain minimum amounts of Eligible LTD with specific terms for purposes of absorbing losses or recapitalizing the covered bank holding company and its operating subsidiaries. The LTD NPR also proposed requiring minimum amounts of internal Eligible LTD to be maintained by certain insured depository institutions (“IDIs”) that are not consolidated subsidiaries of U.S. GSIBs and that have at least $100 billion in consolidated assets, such as our U.S. bank subsidiary, American Express National Bank (“AENB”), for purposes of absorbing losses or recapitalizing the IDI.

While we are not currently subject to the Eligible LTD requirements applicable to GSIBs, if final rules are adopted pursuant to the LTD NPR, we may be subject to the long-term debt requirements of such rules. Unless otherwise specified in an accompanying supplement, we intend to qualify any debt securities offered by this prospectus as Eligible LTD for purposes of the Federal Reserve’s rules as currently in effect and the final rules, if any, adopted pursuant to the LTD NPR. If we were to enter into a resolution, holders of Eligible LTD and other debt and equity securities of the Company will absorb our losses and the losses of our subsidiaries.

As a result, our losses and any losses incurred by our subsidiaries would be imposed first on holders of our equity securities and thereafter on our unsecured creditors, including holders of Eligible LTD (such as the debt securities offered by this prospectus) and other debt securities. Claims of holders of those securities would have a junior position to the claims of creditors of our subsidiaries and to the claims of priority (as determined by statute) and secured creditors of the Company.

Accordingly, in a resolution of the Company in bankruptcy, holders of Eligible LTD and other debt securities of the Company, including the debt securities, would realize value only to the extent available to us as a shareholder of AENB and our other subsidiaries, and only after any claims of priority and secured creditors of the Company have been fully repaid.

Risk Factors Applicable Solely to Debt Securities that are Senior Debt Securities

The senior debt securities will be effectively subordinated to all of our existing and future secured debt and structurally subordinated to the existing and future debt of our subsidiaries.

The senior debt securities will not be secured by any of our assets or the assets of our subsidiaries. As a result, the indebtedness represented by the senior debt securities will effectively be subordinated to any secured indebtedness we may incur, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding up, liquidation or reorganization or other bankruptcy proceeding, any secured creditors would have a superior claim to the extent of their collateral. In addition, the senior debt securities will not be guaranteed by any of our subsidiaries and therefore will be structurally subordinated to the existing and future indebtedness of our subsidiaries. In the event of the dissolution, winding up, liquidation or reorganization or other bankruptcy proceeding of a subsidiary, creditors of that subsidiary (including, in the case of a banking subsidiary, its depositors) would generally have the right to be paid in full before any distribution is made to us or the holders of the senior debt securities. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the senior debt securities.

The senior debt securities are not deposits or savings accounts. The senior debt securities are not insured or guaranteed by the FDIC or by any other government agency or instrumentality.

Events for which acceleration rights under the senior debt securities may be exercised are more limited than those available under the terms of our outstanding senior debt securities issued prior to May 1, 2023.

On May 1, 2023, we entered into the Senior Debt Second Supplemental Indenture to our Senior Indenture, as supplemented by the First Supplemental Indenture thereto, pursuant to which the terms of our senior debt securities issued on or after May 1, 2023, including the senior debt securities offered by this prospectus and any accompanying supplement, are modified. The modifications to the terms of our senior debt securities issued on or after May 1, 2023 include, among other things, limiting the circumstances under which the payment of the principal amount of such senior debt securities can be accelerated.

All or substantially all of our outstanding senior debt securities issued prior to May 1, 2023 (the “Pre-May 2023 Senior Debt Securities”) provide acceleration rights for nonpayment of principal, premium (if any), or interest or any sinking fund payment and for certain events relating to the bankruptcy, insolvency or reorganization of American Express Company. The Pre-May 2023 Senior Debt Securities also provide acceleration rights for our failure to perform any other covenant for 60 days after we have received written notice of such failure. In addition, the Pre-May 2023 Senior Debt Securities require a 30-day cure period before a nonpayment of interest becomes an Event of Default and acceleration rights become exercisable with respect to such nonpayment, but no such cure period for nonpayment of principal or premium, if any.

Under the Senior Indenture, as supplemented by the Senior Debt Second Supplemental Indenture, payment of the principal amount of the senior debt securities may be accelerated only for (i) our failure to pay principal, premium (if any) or interest on the senior debt securities and, in each case, such nonpayment continues for 30 days after such payment is due or (ii) the occurrence of certain events of bankruptcy, insolvency or reorganization of us or our property. The principal amount of the senior debt securities may not be accelerated if we fail to perform any covenant (other than nonpayment of principal, premium (if any) or interest) or if we fail to make a sinking fund payment.

As a result of these differing provisions, if we fail to perform any covenant (other than nonpayment of principal, premium (if any) or interest) that applies both to the senior debt securities and to any Pre-May 2023

Senior Debt Securities, the trustee for, and the holders of, the Pre-May 2023 Senior Debt Securities would have acceleration rights that would not be available to the trustee for, or the holders of, the senior debt securities. In addition, if we fail to pay the principal of any Pre-May 2023 Senior Debt Securities when due, an Event of Default would occur immediately with respect to such Pre-May 2023 Senior Debt Securities (and the exercise of acceleration rights could proceed immediately in accordance with the provisions of the indenture under which such Pre-May 2023 Senior Debt Securities were issued), whereas, if we fail to pay the principal of the senior debt securities when due, the trustee for, and the holders of, the senior debt securities must wait for the 30-day cure period to expire before such nonpayment of principal becomes an Event of Default and any acceleration rights are triggered with respect to such nonpayment. Any repayment of the principal amount of Pre-May 2023 Senior Debt Securities following the exercise of acceleration rights in circumstances in which such rights are not available to the holders of the senior debt securities could adversely affect our ability to make timely payments on the senior debt securities thereafter. These limitations on the rights and remedies of holders of the senior debt securities could adversely affect the market value of the senior debt securities, especially during times of financial stress for us or our industry.

Risk Factors Applicable Solely to Debt Securities that are Subordinated Debt Securities

The subordinated debt securities will be effectively subordinated to substantially all of our unsecured debt, secured debt and to the debt of our subsidiaries.

The payment of the principal of and premium, if any, and interest on the subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all of our senior indebtedness. In addition, the subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

The Subordinated Indenture provides that, unless all principal of and premium, if any, and interest on, our senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment or other distribution may be made with respect to the subordinated indebtedness in the circumstances specified under “Description of Debt Securities — Provisions Applicable Solely to Subordinated Debt Securities — Subordination.” If the holders of subordinated debt securities receive any payment or distribution of our assets not permitted by the subordination provisions, the holders of subordinated debt securities will have to repay that amount to the holders of the senior indebtedness or to the trustee. After the payment in full of all senior indebtedness, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our assets or securities applicable to the senior indebtedness until the subordinated debt securities are paid in full.

In addition, the subordinated debt securities will not be secured by any of our assets or the assets of our subsidiaries. As a result, the indebtedness represented by the subordinated debt securities will effectively be subordinated to any secured indebtedness we may incur, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding up, liquidation or reorganization or other bankruptcy proceeding, any secured creditors would have a superior claim to the extent of their collateral. In addition, the subordinated debt securities will not be guaranteed by any of our subsidiaries and therefore will be structurally subordinated to the existing and future indebtedness of our subsidiaries. In the event of the dissolution, winding up, liquidation or reorganization or other bankruptcy proceeding of a subsidiary, creditors of that subsidiary (including, in the case of a banking subsidiary, its depositors) would generally have the right to be paid in full before any distribution is made to us or the holders of the subordinated debt securities. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the subordinated debt securities.

The subordinated debt securities are not deposits or savings accounts. The subordinated debt securities are not insured or guaranteed by the FDIC or by any other governmental agency or instrumentality.

The Subordinated Indenture places no limitation on the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness. See “Description of Debt Securities — Provisions Applicable Solely to Subordinated Debt Securities — Subordination.”

Holders of the subordinated debt securities will not have rights to accelerate payment in the case of payment defaults or breaches of covenants.

Holders of the subordinated debt securities or the trustee may accelerate payment of principal and accrued and unpaid interest on the subordinated debt securities only upon the occurrence of certain events of bankruptcy, insolvency or receivership of American Express Company. There is no right of acceleration in the case of a default in the payment of principal of and premium, if any, or interest on the subordinated debt securities or the performance of any our other obligations under the subordinated debt securities. A default by us or by any of our subsidiaries on any of our or their indebtedness, respectively, or acceleration of any such indebtedness, will not result in a cross default or cross acceleration of the subordinated debt securities.

Because an Event of Default for the subordinated debt securities does not include a failure to comply with or a breach of our other covenants in the Subordinated Indenture, a Covenant Default, other than the Event of Default described above, will not result in the acceleration of payment of the subordinated debt securities. Although failure to comply with such other covenants could give rise to a claim against us relating to the specific breach, the remedy of holders of the subordinated debt securities may be limited to direct monetary damages, if any. In addition, only the trustee or the holders of a majority in principal amount of the outstanding subordinated debt securities, if the trustee fails to institute such a proceeding, may institute a proceeding against us on account of any such breach. See “Description of Debt Securities — Provisions Applicable Solely to Subordinated Debt Securities — Event of Default, Covenant Default, Notice and Waiver.”

Risk Factors Applicable Solely to Debt Securities that are Floating Rate Debt Securities or are Fixed-to-Floating Rate Debt Securities (during the Floating Rate Period)

The Fixed-to-Floating Rate Debt Securities during the Floating Rate Period and the Floating Rate Debt Securities will bear additional risks.

The Fixed-to-Floating Rate Debt Securities during the Floating Rate Period and the Floating Rate Debt Securities will bear interest at a floating rate, and accordingly carry significant risks not associated with conventional fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, political, regulatory and judicial events and conditions, that are important in determining the existence, magnitude and longevity of these risks and their results.

The composition and characteristics of the Secured Overnight Financing Rate (“SOFR”) are not the same as the London Inter-Bank Offered Rate (“LIBOR”).

Unless otherwise specified in an accompanying supplement, the interest rate on the Fixed-to-Floating Rate Debt Securities during the Floating Rate Period and on the Floating Rate Debt Securities will be based on Compounded SOFR and the SOFR Index. On June 22, 2017, the Alternative Reference Rates Committee (the “ARRC”) convened by the Federal Reserve and the Federal Reserve Bank of New York identified SOFR as the rate that, in the consensus view of the ARRC, represented best practice for use in certain new U.S. dollar derivatives and other financial contracts. On December 16, 2022, the Federal Reserve adopted a final rule that implemented the Adjustable Interest Rate (LIBOR) Act by identifying benchmark rates based on SOFR as the replacement for U.S. dollar LIBOR in certain financial contracts following the cessation of U.S. dollar LIBOR on June 30, 2023. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities, and has been published by the Federal Reserve Bank of New York since April 2018. The Federal Reserve Bank of New York has also been publishing historical indicative SOFR from 2014. Investors should not rely on any historical changes or trends in SOFR as an indicator of future changes in SOFR.

The composition and characteristics of SOFR are not the same as those of LIBOR, and SOFR is fundamentally different from LIBOR for two key reasons. First, SOFR is a secured rate, while LIBOR was an unsecured rate. Second, SOFR is an overnight rate, while LIBOR was a forward-looking rate that represents interbank funding over different maturities (e.g., three months). As a result, there can be no assurance that SOFR (including Compounded SOFR) will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates. Although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the Fixed-to-Floating Rate Debt Securities during the Floating Rate Period and the Floating Rate Debt Securities may fluctuate more than Fixed-to-Floating Rate Debt Securities and Floating Rate Debt Securities that are linked to less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market.

The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the Fixed-to-Floating Rate Debt Securities or the Floating Rate Debt Securities.

The interest rate on the Fixed-to-Floating Rate Debt Securities during the Floating Rate Period and on the Floating Rate Debt Securities is based on Compounded SOFR and the SOFR Index, both of which are relatively new in the marketplace.

Unless otherwise specified in an accompanying supplement, for each Fixed-to-Floating Rate Debt Securities Floating Rate Interest Period or Floating Rate Debt Securities Interest Period (collectively, the “Floating Rate Interest Periods”), the interest rate will be based on Compounded SOFR, which will be calculated using the SOFR Index published by the Federal Reserve Bank of New York according to the specific formula described under “Description of Debt Securities — Interest — Information about the SOFR and the SOFR Index,” not the SOFR rate published on or in respect of a particular date during such period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the Fixed-to-Floating Rate Debt Securities and on the Floating Rate Debt Securities during any respective Floating Rate Interest Period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during any respective Floating Rate Interest Period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on such debt securities on the Fixed-to-Floating Rate Debt Securities Floating Rate Interest Payment Date or the Floating Rate Debt Securities Interest Payment Date (collectively, the “Floating Rate Interest Payment Dates”) for such period.

The method for calculating an interest rate based upon SOFR in precedents varies. Accordingly, the use of the SOFR Index or the specific formula for Compounded SOFR rate used in the Fixed-to-Floating Rate Debt Securities during the Floating Rate Period and in the Floating Rate Debt Securities may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, that would likely adversely affect the liquidity and market value of such debt securities.

Compounded SOFR with respect to a particular Floating Rate Interest Period will only be capable of being determined near the end of such period.

The level of Compounded SOFR applicable to a particular Floating Rate Interest Period and, therefore, the amount of interest payable with respect to such period will be determined on the Fixed-to-Floating Rate Debt Securities Floating Rate Interest Determination Date for such Fixed-to-Floating Rate Debt Securities Floating Rate Interest Period or on the Floating Rate Debt Securities Interest Determination Date (together with the Fixed-to-Floating Rate Debt Securities Floating Rate Interest Determination Date, the “Floating Rate Interest Determination Dates”) for such Floating Rate Debt Securities Interest Period. Because each such date is near the end of each Floating Rate Interest Period, you will not know the amount of interest payable with respect to a particular Floating Rate Interest Period until shortly prior to the related Floating Rate Interest Payment Date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such Floating Rate Interest Payment Date. In addition, some investors may be unwilling or unable to trade the Fixed-to-Floating Rate Debt Securities or the Floating Rate Debt Securities without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of such debt securities.

The SOFR Index may be modified or discontinued and the Fixed-to-Floating Rate Debt Securities during the Floating Rate Period and the Floating Rate Debt Securities may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of such debt securities.

The SOFR Index is published by the Federal Reserve Bank of New York. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Fixed-to-Floating Rate Debt Securities and the Floating Rate Debt Securities. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the Fixed-to-Floating Rate Debt Securities during the Floating Rate Period and the Floating Rate Debt Securities and the liquidity and the trading prices of such debt securities. In addition, the Federal Reserve Bank of New York may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate for any Floating Rate Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that Floating Rate Interest Period has been determined.

If we (or our designee, which we may designate in our sole discretion and which may be an affiliate of ours) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of the SOFR Index, then the interest rate on the Fixed-to-Floating Rate Debt Securities and the Floating Rate Debt Securities during the relevant Floating Rate Interest Period will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to collectively as a “Benchmark Replacement,” as further described under “Description of Debt Securities — Interest and Interest Rates — Information about the SOFR and the SOFR Index.”

If a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, us (or our designee). In addition, the terms of the Fixed-to-Floating Rate Debt Securities and the Floating Rate Debt Securities expressly authorize us (or our designee) to make Benchmark Replacement Conforming Changes with respect to, among other things, changes to the definition of “Fixed-to-Floating Rate Debt Securities Floating Rate Interest Period,” the definition of “Floating Rate Debt Securities Interest Period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other technical, administrative or operational matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the Fixed-to-Floating Rate Debt Securities during the Floating Rate Period and the Floating Rate Debt Securities by reference to a Benchmark Replacement

(including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the Fixed-to-Floating Rate Debt Securities and the Floating Rate Debt Securities in connection with a Benchmark Transition Event, could adversely affect the value of such debt securities, the return on such debt securities and the price at which you can sell such debt securities.

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the Fixed-to-Floating Rate Debt Securities and the Floating Rate Debt Securities, the return on such debt securities and the price at which you can sell such debt securities), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect such debt securities, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for debt securities linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

We (or our designee, which we may designate in our sole discretion and which may be an affiliate of ours) will make certain determinations with respect to the Fixed-to-Floating Rate Debt Securities and the Floating Rate Debt Securities, which determinations may adversely affect such debt securities.

We (or our designee) may make certain determinations with respect to the Fixed-to-Floating Rate Debt Securities and the Floating Rate Debt Securities as further described under “Description of Debt Securities — Interest and Interest Rates — Information about the SOFR and the SOFR Index.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we (or our designee) will make certain determinations with respect to such debt securities in our (or our designee’s) sole discretion as further described under “Description of Debt Securities — Interest and Interest Rates — Information about the SOFR and the SOFR Index.” Any determination, decision or election pursuant to the benchmark replacement provisions not made by our designee will be made by us. Our interests (or the interests of such designee, which may be an affiliate of ours) in making these determinations described above may be adverse to your interests as a holder of the Fixed-to-Floating Rate Debt Securities or the Floating Rate Debt Securities. Any of these determinations may adversely affect the value of such debt securities, the return on such debt securities and the price at which you can sell such debt securities. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or nonoccurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of such debt securities, the return on such debt securities and the price at which you can sell such debt securities. For further information regarding these types of determinations, see “Description of Debt Securities — Interest and Interest Rates — Information about the SOFR and the SOFR Index.”

Risk Factors Applicable Solely to Debt Securities that are Fixed-to-Fixed Rate Debt Securities

The Fixed-to-Fixed Rate Debt Securities will bear additional risks.

The interest rate for each Fixed-to-Fixed Rate Interest Period will equal the Reset Reference Rate, which is the U.S. Treasury Rate, plus a Fixed-to-Fixed Rate Spread and will reset periodically, and accordingly carry significant risks not associated with conventional fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that after the interest rate resets, the interest rate could be lower than the fixed rate for the initial Fixed-to-Fixed Rate Interest Period and any subsequent interest rate, if applicable, may be less than a prior rate. We have no control over a number of matters, including economic, financial, political, regulatory and judicial events and conditions, that are important in determining the existence, magnitude and longevity of these risks and their results.

Historical rates are not an indication of future rates.

In the past, the Reset Reference Rate used for Fixed-to-Fixed Rate Debt Securities, which is the U.S. Treasury Rate, has experienced significant fluctuations. Historical levels, fluctuations and trends of the Reset Reference Rate are not necessarily indicative of future levels. Any historical upward or downward trend in the Reset Reference Rate is not an indication that the Reset Reference Rate is more or less likely to increase or decrease at any time, and you should not take the historical Reset Reference Rate levels as an indication of future levels.

The value of and return on any Fixed-to-Fixed Rate Debt Securities, for which the Reset Reference Rate is the U.S. Treasury Rate, may be adversely affected if the interest rate is determined using an alternative method or a Replacement Rate is used.

Under the circumstances described herein under “Description of Debt Securities — Fixed-to-Fixed Rate Debt Securities — Determination of Reset Reference Rate,” the interest rate for a series of Fixed-to-Fixed Rate Debt Securities, for which the Reset Reference Rate is the U.S. Treasury Rate, will be determined using an alternative method to determine the applicable U.S. Treasury Rate or, if a Rate Substitution Event has occurred with respect to the applicable U.S. Treasury Rate, using a Replacement Rate. If the interest rate on such a series of debt securities is determined by using such an alternative method or Replacement Rate, such alternative method or Replacement Rate may result in an interest rate and interest payments that are lower than or that do not otherwise correlate over time with the interest rate and interest payments that would have been made on such debt securities if the Reset Reference Rate had been determined using the first method for determining the applicable U.S. Treasury Rate specified under “Description of Debt Securities — Fixed-to-Fixed Rate Debt Securities — Determination of Reset Reference Rate.” If a Rate Substitution Event has occurred and it is determined there is no industry accepted successor rate to the applicable U.S. Treasury Rate (or then-applicable Replacement Rate), the interest rate for the applicable Reset Period will be: (a) if the First Reset Interest Rate is to be determined, the Initial Interest Rate or (b) if a Subsequent Reset Interest Rate is to be determined, the interest rate that was applicable for the preceding Reset Period.

We (or our designee, which we may designate in our sole discretion and which may be an affiliate of ours) may make determinations with respect to the U.S. Treasury Rate that could affect the market value of your Fixed-to-Fixed Rate Debt Securities.

If we (or our designee) determine in our (or such designee’s) sole discretion that the applicable U.S. Treasury Rate cannot be determined in the manner set forth under “Description of Debt Securities — Fixed-to-Fixed Rate Debt Securities — Determination of Reset Reference Rate,” the terms of the applicable Fixed-to-Fixed Rate Debt Securities expressly authorize us (or such designee) to determine whether there is an industry-accepted successor rate to the applicable U.S. Treasury Rate and, if applicable, to determine and make certain adjustments with respect to such industry-accepted successor rate in our (or such designee’s) sole discretion and the use thereof as the rate used to determine the interest rate on such Fixed-to-Fixed Rate Debt Securities. If we (or such designee) determine that there is no such industry-accepted successor rate, then the interest rate for the applicable Reset Period will be (a) if the First Reset Interest Rate is to be determined, the Initial Interest Rate or (b) if a Subsequent Reset Interest Rate is to be determined, the interest rate that was applicable for the preceding Reset Period, and such rate could remain in effect for so long as such Fixed-to-Fixed Rate Debt Securities are outstanding.

Our interests (or the interests of such designee, which may be an affiliate of ours) in making these determinations described above may be adverse to your interests as a holder of the Fixed-to-Fixed Rate Debt

Securities. Any of these determinations may adversely affect the value of such debt securities, the return on such debt securities and the price at which you can sell such debt securities. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as the occurrence or nonoccurrence of a Rate Substitution Event and any U.S. Treasury Rate adjustments. These potentially subjective determinations may adversely affect the value of such debt securities, the return on such debt securities and the price at which you can sell such debt securities. For further information regarding these types of determinations, see “Description of Debt Securities — Fixed-to-Fixed Rate Debt Securities — Determination of Reset Reference Rate.”

USE OF PROCEEDS

Except as may be otherwise set forth in a supplement accompanying this prospectus, we will use the net proceeds we receive from sales of these securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

The following briefly summarizes certain of the material terms of our debt securities. Other pricing and related terms will be disclosed in an accompanying supplement. You should read any accompanying supplement for additional important information about any series of debt securities that we may offer hereby. In this section, references to “American Express,” the “Company,” “we,” “us” or “our” refer solely to American Express Company, unless we state or the context implies otherwise.

The debt securities offered by this prospectus and any accompanying supplement will be our direct unsecured obligations. The debt securities will be either senior debt securities that rank on an equal basis with all of our other senior unsecured and unsubordinated debt, or subordinated debt securities that rank junior to all of our senior unsecured debt.

We will issue our senior debt securities under a senior debt indenture, dated as of August 1, 2007, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Senior Indenture”), as supplemented by the first supplemental indenture thereto, dated as of February 12, 2021 (the “Senior Debt First Supplemental Indenture”), and the second supplemental indenture thereto, dated as of May 1, 2023 (the “Senior Debt Second Supplemental Indenture”), each between us and the trustee, and as may be further supplemented and amended. We will issue our subordinated debt securities under a subordinated debt indenture, dated as of August 1, 2007, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Subordinated Indenture”), as supplemented by the second supplemental indenture thereto, dated as of May 26, 2022 (the “Subordinated Debt Second Supplemental Indenture”) and the fourth supplemental indenture thereto, dated as of February 9, 2024, each between us and the trustee, and as may be further supplemented and amended. The Senior Indenture, as supplemented, and the Subordinated Indenture, as supplemented, are sometimes referred to in this prospectus individually as an “Indenture” and collectively as the “Indentures.” When we refer to the Indentures in this prospectus, we mean the Indentures as they have been supplemented.

The Indentures have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part (including by cross-reference to our prior filings).

The following summaries of certain provisions of the Indentures are not complete and are qualified in their entirety by reference to the Indentures. You should read the Indentures for further information. If we make no distinction in the following summaries between the senior debt securities and the subordinated debt securities or between the Indentures, such summaries refer to any debt securities and either indenture. Any reference to particular sections or defined terms of the applicable Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable definition into that statement.

Provisions Applicable to Both Senior and Subordinated Debt Securities

Issuances in Series

The Indentures allow us to issue debt securities from time to time under either Indenture without limitation as to amount. We may issue the debt securities in one or more series with the same or different terms. We need not issue all debt securities of the same series at the same time (provided that any further securities issued as part of a single series with any outstanding securities of any series will have a separate CUSIP number unless the further securities either (i) have no more than a de minimis amount of “original issue discount” (“OID”) for U.S. federal income tax purposes or (ii) are issued in a qualified reopening of (or are otherwise treated as part of the same issues as) such outstanding securities for U.S. federal income tax purposes). All debt securities of the same series need not bear interest at the same rate or mature on the same date. Each Indenture permits the appointment of a different trustee for each series of debt securities. If there is at any time more than one trustee under the Indentures, the term “Trustee” means each such trustee and will apply to each such trustee only with respect to those series of debt securities for which it is serving as trustee.

We may sell debt securities at a substantial discount below their stated principal amount that bear no interest or below market rates of interest. The tax consequences of any particular series of debt securities will depend on its terms, and any particular offering of debt securities may have features or terms that cause the United States federal income tax treatment of the debt securities to differ materially from the discussion below under “Certain U.S. Federal Income Tax Consequences of Debt Securities.” An accompanying supplement will describe any material differences from the discussion below.

Unless otherwise specified for debt securities denominated in a currency other than U.S. dollars or as otherwise specified in an accompanying supplement, we will issue debt securities only in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount. The debt securities will be denominated in U.S. dollars and payments of principal of and premium, if any, and interest on the debt securities will be made in U.S. dollars unless we provide otherwise in an accompanying supplement. If any of the debt securities are to be denominated in a foreign currency or currency unit, or if the principal of and premium, if any, and any interest on any of the debt securities is to be payable at your option or at our option in a currency, including a currency unit, other than that in which such debt securities are denominated, we will provide additional information pertaining to such debt securities in an accompanying supplement.

An accompanying supplement relating to any series of debt securities being offered will contain the specific terms relating to the offering. These terms will include some or all of the following (to the extent not otherwise described in this prospectus):

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the percentage of the principal amount at which we will sell the debt securities and whether the debt securities will be OID securities for U.S. federal income tax purposes;

•	the Maturity Date or the method for determining the Maturity Date;

•	the terms for exchange, if any, of the debt securities;

•	the interest rate or rates, if any, or the method for computing such rate or rates;

•	the interest payment dates or the method for determining such dates;

•

if other than U.S. dollars, the currency or currencies in which debt securities may be denominated and purchased and the currency or currencies (including composite currencies) in which principal, premium, if any, and any interest may be payable;

•

if the currency for which debt securities may be purchased or in which principal, premium, if any, and any interest may be payable is at the election of us or the purchaser, the manner in which such an election may be made and the terms of such election;

•	if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount, the denominations in which the debt securities shall be issuable;

•

if other than cash, the type and amount of securities or other property, or the method by which such amount shall be determined, in which principal, premium, if any, and any interest may be payable at the election of us or the purchaser;

•	any mandatory or optional sinking fund, redemption, repayment, or other similar terms;

•	any index or other method used to determine the amount of principal, premium, if any, and interest, if any, on the debt securities;

•	whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

•	information describing any book-entry features;

•	if a trustee other than The Bank of New York Mellon is named for the debt securities, the name and corporate trust office of such trustee;

•	any material federal income tax consequences;

•	any material provisions of the Indentures that do not apply to the debt securities; and

•	any other specific terms of the debt securities.

Interest and Interest Rates

Each debt security will bear interest from and including its date of issue or from and including the most recent date to which interest on that series of debt securities has been paid or duly provided for at the annual rate or at a rate determined according to an interest rate formula, stated in the debt security and in an accompanying supplement or herein, until the principal of the debt security is paid or made available for payment.

We may issue debt securities bearing interest at a fixed rate for the entirety of their term (“Fixed Rate Debt Securities”), at a fixed rate for a specified portion of their term and at a floating rate for the remainder of their term (“Fixed-to-Floating Rate Debt Securities”), at a floating rate for the entirety of their term (“Floating Rate Debt Securities”), at a fixed rate that resets at one or more specified intervals during their term (“Fixed-to-Fixed Rate Debt Securities”), or as otherwise set forth in an accompanying supplement. With respect to an offering of Floating Rate Debt Securities or Fixed-to-Floating Rate Debt Securities, an accompanying supplement may designate the base rate applicable to such Floating Rate Debt Securities or such Fixed-to-Floating Rate Debt Securities during the Floating Rate Period to be SOFR Index or another rate or interest formula.

We will make interest payments, if any, in respect of the debt securities on each Interest Payment Date and on the Maturity Date. “Interest Payment Date” means the date on which payments of interest on a debt security are to be made (including, as applicable, the Maturity Date). “Maturity Date” means the date on which the principal (plus accrued and unpaid interest, if any) of a debt security becomes due and payable, whether at the Stated Maturity, the Redemption Date (as defined below) or by declaration of acceleration or otherwise, in each case as the context requires. “Stated Maturity” means the date specified in a debt security as the date on which principal of the debt security is due and payable.

We will pay interest to the person in whose name a debt security is registered at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date. “Regular Record Date” means the date on which a debt security must be held in order for the holder to receive an interest payment on the next Interest Payment Date. However, we will pay interest at maturity or upon redemption or repayment to the person to whom we pay the principal. The first payment of interest on any debt security originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next Regular Record Date.

The Interest Payment Dates for Fixed Rate Debt Securities, Floating Rate Debt Securities (each, a “Floating Rate Debt Securities Interest Payment Date”), Fixed-to-Floating Rate Debt Securities (during the Floating Rate Period, each, a “Fixed-to-Floating Rate Debt Securities Floating Rate Interest Payment Date”) and the Fixed-to-Fixed Rate Debt Securities (each, a “Fixed-to-Fixed Rate Interest Payment Date”) will be specified in an accompanying supplement. Unless otherwise specified in an accompanying supplement, the “Regular Record Date” for any Fixed Rate Debt Security, Floating Rate Debt Security, Fixed-to-Floating Rate Debt Security and Fixed-to-Fixed Rate Debt Security will be the fifteenth day (whether or not a Business Day) immediately preceding each Interest Payment Date.

Unless otherwise specified in an accompanying supplement, “Business Day” for purposes of the debt securities means any day which is not a Saturday or Sunday or any other day on which banks in New York City are authorized or obligated by law or regulation to close.

Fixed Rate Debt Securities

Each Fixed Rate Debt Security will bear interest from and including its date of issue at the annual rate set forth in an accompanying supplement. Unless we specify otherwise in an accompanying supplement, we will make interest payments in respect of each Fixed Rate Debt Security semi-annually in arrears on the Interest Payment Dates specified in an accompanying supplement in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable Interest Payment Date (including, as applicable, the Maturity Date or, if the Fixed Rate Debt Security is redeemable and is redeemed prior to the Maturity Date, the Redemption Date). Unless we specify otherwise in an accompanying supplement, interest on the Fixed Rate Debt Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months (“30/360 Day Count Convention”). On the Maturity Date of the Fixed Rate Debt Securities, holders will be entitled to receive 100% of the principal amount of the Fixed Rate Debt Security plus accrued and unpaid interest, if any. If any day on which a payment is due is not a Business Day, then the holder of the Fixed Rate Debt Security shall not be entitled to payment of the amount due until the next Business Day and shall not be entitled to any additional principal, interest or other payment as a result of such delay. We refer to the foregoing Business Day convention as the “Following Unadjusted Business Day Convention.”

Fixed-to-Floating Rate Debt Securities

Each Fixed-to-Floating Rate Debt Security will bear interest at a fixed rate for a specified portion of its term (the “Fixed Rate Period”), and bear interest at a floating rate for the remainder of its term (the “Floating Rate Period”), each as specified in an accompanying supplement. Unless we specify otherwise in an accompanying supplement, we will make interest payments in respect of each Fixed-to-Floating Rate Debt Security semi-annually in arrears with respect to the Fixed Rate Period and quarterly in arrears with respect to the Floating Rate Period, each on the Interest Payment Dates specified in an accompanying supplement in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable Interest Payment Date (including, as applicable, the Maturity Date or, if such Fixed-to-Floating Rate Debt Security is redeemable and is redeemed prior to maturity, the Redemption Date). Unless we specify otherwise in an accompanying supplement, during the Fixed Rate Period, interest will be computed on the basis of the 30/360 Day Count Convention and during the Floating Rate Period, interest will be computed on the basis of a 360-day year for the actual number of days elapsed during the period (“Actual/360 Day Count Convention”). During the Floating Rate Period, each Fixed-to-Floating Rate Debt Security will bear interest at the rate determined according to the specific formula described below under “Information about the SOFR and the SOFR Index,” unless otherwise specified in an accompanying supplement. On the Maturity Date of the Fixed-to-Floating Rate Debt Securities, holders will be entitled to receive 100% of the principal amount of the Fixed-to-Floating Rate Debt Securities plus accrued and unpaid interest, if any.

Unless otherwise specified in an accompanying supplement, if any day on which a payment with respect to the Fixed Rate Period is due is not a Business Day, then the Following Unadjusted Business Day Convention shall apply. If any day on which a payment with respect to the Floating Rate Period is due (other than the Maturity Date or a Redemption Date) is not a Business Day then the applicable Fixed-to-Floating Rate Debt Securities Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the applicable Fixed-to-Floating Rate Debt Securities Floating Rate Interest Payment Date will be the immediately preceding Business Day. If any such Fixed-to-Floating Rate Debt Securities Floating Rate Interest Payment Date is postponed or brought forward as described above, the interest amount will be adjusted accordingly and the holder will be entitled to more or less interest, respectively. We refer to the Business Day convention described in the two foregoing sentences as the “Modified Following Adjusted Business Day Convention.” If the Maturity Date or a Redemption Date during the Floating Rate Period is not a Business Day, the Following Unadjusted Business Day Convention shall apply. As further described herein, on each Fixed-to-Floating Rate Debt Securities Floating Rate Interest Determination

Date relating to the applicable Fixed-to-Floating Rate Debt Securities Floating Rate Interest Payment Date, the Calculation Agent will calculate the amount of accrued interest payable on the Fixed-to-Floating Rate Debt Securities by multiplying (i) the outstanding principal amount of the Fixed-to-Floating Rate Debt Securities by (ii) the product of (a) the interest rate for the relevant Fixed-to-Floating Rate Debt Securities Floating Rate Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Fixed-to-Floating Rate Debt Securities Floating Rate Interest Period divided by 360. In no event will the interest on the Fixed-to-Floating Rate Debt Securities be less than zero.

“Fixed-to-Floating Rate Debt Securities Floating Rate Interest Period” means (i) the period from and including any Fixed-to-Floating Rate Debt Securities Floating Rate Interest Payment Date (or, with respect to the initial Fixed-to-Floating Rate Debt Securities Floating Rate Interest Period only, from and including the preceding Interest Payment Date) to but excluding the next succeeding Fixed-to-Floating Rate Debt Securities Floating Rate Interest Payment Date; (ii) in the case of the last such period, from and including the Fixed-to-Floating Rate Debt Securities Floating Rate Interest Payment Date immediately preceding the Maturity Date to but excluding such Maturity Date; or (iii) in the event of any redemption of any Fixed-to-Floating Rate Debt Securities, from and including the Fixed-to-Floating Rate Debt Securities Floating Rate Interest Payment Date immediately preceding the Redemption Date to but excluding such Redemption Date.

Floating Rate Debt Securities

Each Floating Rate Debt Security will bear interest from and including its date of issue at the rate determined according to the specific formula described below under “Information about the SOFR and the SOFR Index,” unless otherwise specified in an accompanying supplement. Unless we specify otherwise in an accompanying supplement, we will make interest payments in respect of each Floating Rate Debt Security quarterly in arrears on the Interest Payment Dates specified in an accompanying supplement in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable Interest Payment Date (including, as applicable, the Maturity Date or, if such Floating Rate Debt Security is redeemable and is redeemed prior to maturity, the Redemption Date). Unless we specify otherwise in an accompanying supplement, interest on the Floating Rate Debt Securities will be computed on the basis of the Actual/360 Day Count Convention. On the Maturity Date of the Floating Rate Debt Securities, holders will be entitled to receive 100% of the principal amount of the Floating Rate Debt Security plus accrued and unpaid interest, if any.

Unless otherwise specified in an accompanying supplement, if any day on which a payment is due (other than the Maturity Date or a Redemption Date) is not a Business Day then the Modified Following Adjusted Business Day Convention shall apply. If the Maturity Date or a Redemption Date in respect of the Floating Rate Debt Securities is not a Business Day, then the Following Unadjusted Business Day Convention shall apply. As further described herein, on each Floating Rate Debt Securities Interest Determination Date relating to the applicable Floating Rate Debt Securities Interest Payment Date, the Calculation Agent will calculate the amount of accrued interest payable on the Floating Rate Debt Securities by multiplying (i) the outstanding principal amount of the Floating Rate Debt Securities by (ii) the product of (a) the interest rate for the relevant Floating Rate Debt Securities Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Floating Rate Debt Securities Interest Period divided by 360. In no event will the interest on the Floating Rate Debt Securities be less than zero.

“Floating Rate Debt Securities Interest Period” means (i) the period from and including any Floating Rate Debt Securities Interest Payment Date (or, with respect to the initial Floating Rate Debt Securities Interest Period only, from and including the date of issue) to but excluding the next succeeding Floating Rate Debt Securities Interest Payment Date; (ii) in the case of the last such period, from and including the Floating Rate Debt Securities Interest Payment Date immediately preceding the Maturity Date to but excluding such Maturity Date; or (iii) in the event of any redemption of any Floating Rate Debt Securities, from and including the Floating Rate

Debt Securities Interest Payment Date immediately preceding the Redemption Date to but excluding such Redemption Date.

Information about the SOFR and the SOFR Index

In this section “— Information about the SOFR and the SOFR Index” we refer to each Fixed-to-Floating Rate Debt Securities Floating Rate Interest Period and each Floating Rate Debt Securities Interest Period collectively as the “Floating Rate Interest Periods;” to each Fixed-to-Floating Rate Debt Securities Floating Rate Interest Payment Date and each Floating Rate Debt Securities Interest Payment Date collectively as the “Floating Rate Interest Payment Dates;” and to each Fixed-to-Floating Rate Debt Securities Floating Rate Interest Determination Date and each Floating Rate Debt Securities Interest Determination Date collectively as the “Floating Rate Interest Determination Dates.”

Publication of the SOFR Index

SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index is published by the Federal Reserve Bank of New York and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each U.S. Government Securities Business Day and allows the calculation of compounded SOFR averages over custom time periods.

The Federal Reserve Bank of New York notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any Floating Rate Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that Floating Rate Interest Period has been determined after the initial issuance of any series of debt securities.

Compounded SOFR

“Compounded SOFR” with respect to any Floating Rate Interest Period will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant Floating Rate Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the applicable Floating Rate Interest Payment Date relating to such Floating Rate Interest Period

(or in the final Floating Rate Interest Period, preceding the relevant Maturity Date, or in the case of the redemption of any Fixed-to-Floating Rate Debt Securities or Floating Rate Debt Securities, preceding the relevant Redemption Date); and

“dc” is the number of calendar days in the relevant Observation Period. For purposes of determining Compounded SOFR,

“Floating Rate Interest Determination Date” means each Fixed-to-Floating Rate Debt Securities Floating Rate Interest Determination Date and each Floating Rate Debt Securities Interest Determination Date, respectively.

“Fixed-to-Floating Rate Debt Securities Floating Rate Interest Determination Date” means the date two U.S. Government Securities Business Days preceding each Fixed-to-Floating Rate Debt Securities Floating Rate Interest Payment Date (or in the final Fixed-to-Floating Rate Debt Securities Floating Rate Interest Period, preceding the Maturity Date, or in the case of the redemption of any Fixed-to-Floating Rate Debt Securities, preceding the Redemption Date).

“Floating Rate Debt Securities Interest Determination Date” means the date two U.S. Government Securities Business Days preceding each Floating Rate Debt Securities Interest Payment Date (or in the final Floating Rate Debt Securities Interest Period, preceding the Maturity Date, or in the case of the redemption of any Floating Rate Debt Securities, preceding the Redemption Date).

“Observation Period” means, in respect of each Floating Rate Interest Period, the period from and including the date two U.S. Government Securities Business Days preceding the first date in such Floating Rate Interest Period to but excluding the date two U.S. Government Securities Business Days preceding the Floating Rate Interest Payment Date for such Floating Rate Interest Period (or in the final Floating Rate Interest Period, preceding the relevant Maturity Date, or in the case of the redemption of any Fixed-to-Floating Rate Debt Securities or Floating Rate Debt Securities, preceding the relevant Redemption Date).

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the Fixed-to-Floating Rate Debt Securities or the Floating Rate Debt Securities, if we (or our designee, which we may designate in our sole discretion and which may be an affiliate of ours) determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “— Effects of a Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Fixed-to-Floating Rate Debt Securities during the Floating Rate Period and the Floating Rate Debt Securities.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Floating Rate Interest Period will be an annual rate equal to the Benchmark Replacement plus any applicable margin specified in an accompanying supplement.

SOFR Index Unavailable Provisions

If a SOFR IndexStart or SOFR IndexEnd is not published on the relevant Floating Rate Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the relevant Floating Rate Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo- reference-rates-information, or any successor source. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “Calculation Period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If SOFR does not so appear for any day “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effects of a Benchmark Transition Event

(1)

Benchmark Replacement. If we (or our designee, which we may designate in our sole discretion and which may be an affiliate of ours) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Fixed-to-Floating Rate Debt Securities and the Floating Rate Debt Securities in respect of such determination on such date and all determinations on all subsequent dates.

(2)

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we (or our designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

(3)

Decisions and Determinations. Any determination, decision or election that may be made by us (or our designee) pursuant to the provisions set forth under “Effects of a Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and

•

notwithstanding anything to the contrary in the Indenture, the Fixed-to-Floating Rate Debt Securities or the Floating Rate Debt Securities, shall become effective without consent from the holders of such debt securities or any other party.

Certain Defined Terms

As used herein:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we (or our designee, which we may designate in our sole discretion and which may be an affiliate of ours) determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR or SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us (or our designee) as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by us (or our designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated Floating Rate Debt Securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us (or our designee) as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us (or our designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated Floating Rate Debt Securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of Fixed-to-Floating Rate Debt Securities Floating Rate Interest Period, the definition of Floating Rate Debt Securities Interest Period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other technical, administrative or operational matters) that we (or our designee) decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we (or our designee) decide that adoption of any portion of such market practice is not administratively feasible or if we (or our designee) determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we (or our designee) determine is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by us (or our designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Fixed-to-Fixed Rate Debt Securities

Each Fixed-to-Fixed Rate Debt Security will be a fixed rate note for a specified portion of its term and then reset that fixed rate at one or more specified intervals for the remainder of its term. In such event, the interest rate on the Fixed-to-Fixed Rate Debt Security will be determined as specified herein unless otherwise specified in an accompanying supplement.

Each Fixed-to-Fixed Rate Debt Security will bear interest (i) from and including its date of issue to but excluding the “First Reset Date” specified in an accompanying supplement (such period, the “Initial Fixed Rate Period”), at the annual rate specified as the “Initial Interest Rate” in an accompanying supplement, (ii) from and including the First Reset Date to but excluding the first “Subsequent Reset Date” specified in an accompanying supplement or, if no Subsequent Reset Dates are specified in an accompanying supplement, the Maturity Date or, if the Fixed-to-Fixed Rate Debt Security is redeemable and is redeemed prior to maturity, the Redemption Date, at an annual rate equal to the First Reset Interest Rate, and (iii) for each applicable Subsequent Reset Period thereafter (if any), at an annual rate equal to the applicable Subsequent Reset Interest Rate. The applicable interest rates described in the preceding sentence will apply for each Fixed-to-Fixed Rate Interest Period falling within the Initial Fixed Rate Period and any Reset Period, as applicable.

Unless we specify otherwise in an accompanying supplement, we will make interest payments in respect of each Fixed-to-Fixed Rate Debt Security semi-annually in arrears on each Interest Payment Date specified in an accompanying supplement in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable Interest Payment Date (including, as applicable, the Maturity Date or, if the Fixed-to-Fixed Rate Debt Security is redeemable and is redeemed prior to maturity, the Redemption Date). Unless we specify otherwise in an accompanying supplement, interest on Fixed-to-Fixed Rate Debt Securities will be computed on the basis of the 30/360 Day Count Convention. On the Maturity Date of the Fixed-to-Fixed Rate Debt Securities, holders will be entitled to receive 100% of the principal amount of the Fixed Rate Debt Security plus accrued and unpaid interest, if any. If any day on which a payment is due is not a Business Day, then the Following Unadjusted Business Day Convention shall apply.

For any Reset Period beginning on or after the First Reset Date, the interest rate applicable during each Reset Period will be determined by the Calculation Agent on each applicable Reset Determination Date.

For purposes of the foregoing terms and provisions, unless otherwise specified in an accompanying supplement, the following terms have the meanings set forth below:

“First Reset Interest Rate” means, in respect of the First Reset Period, an annual interest rate equal to the sum of (a) the Reset Reference Rate determined as of the relevant Reset Determination Date and (b) the “Fixed-to-Fixed Rate Spread” specified in the accompanying supplement for such First Reset Interest Rate.

“First Reset Period” means the period from and including the First Reset Date to but excluding the first Subsequent Reset Date or, if no Subsequent Reset Dates are specified in the accompanying supplement, the Maturity Date or, if the Fixed-to-Fixed Rate Debt Security is redeemable and is redeemed prior to maturity, the Redemption Date.

“Fixed-to-Fixed Rate Interest Period” means the period from and including the most recent Fixed-to-Fixed Rate Interest Payment Date to which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the next Fixed-to-Fixed Rate Interest Payment Date (including, as applicable, the Maturity Date or, if the Fixed-to-Fixed Rate Debt Security is redeemable and is redeemed prior to maturity, the Redemption Date).

“Reset Date” means the “First Reset Date” (which will be specified in an accompanying supplement relating to the offer of any series of Fixed-to-Fixed Rate Debt Securities) and each applicable Subsequent Reset Date (which will be specified in an accompanying supplement relating to the offer of any series of Fixed-to-Fixed Rate Debt Securities), if any.

“Reset Determination Date” means the day that is three Business Days prior to the applicable Reset Date, unless otherwise specified in an accompanying supplement.

“Reset Period” means the First Reset Period or a Subsequent Reset Period, as applicable.

“Reset Reference Rate” means the U.S. Treasury Rate as determined in accordance with the terms and provisions set forth below under “— Determination of Reset Reference Rate.”

“Subsequent Reset Interest Rate” means, in respect of any Subsequent Reset Period, an annual interest rate equal to the sum of (a) the Reset Reference Rate determined as of the relevant Reset Determination Date and (b) the “Fixed-to-Fixed Rate Spread” specified in an accompanying supplement for such Subsequent Reset Interest Rate.

“Subsequent Reset Period” means the period from and including the first Subsequent Reset Date to but excluding the next Subsequent Reset Date or, if no additional Subsequent Reset Dates are specified in the accompanying supplement, the Maturity Date, or, if the Fixed-to-Fixed Rate Debt Security is redeemable and is redeemed prior to maturity, the Redemption Date, and each successive period from and including a Subsequent Reset Date to but excluding the next Subsequent Reset Date or the Maturity Date, or, if the Fixed-to-Fixed Rate Debt Security is redeemable and is redeemed prior to maturity, the Redemption Date.

Determination of Reset Reference Rate

For any Reset Period commencing on or after the First Reset Date, the “U.S. Treasury Rate” will be determined by the Calculation Agent in the following manner:

(1)

The average of the yields on actively traded U.S. treasury securities adjusted to constant maturities, for the maturity comparable in tenor to such Reset Period, for the five Business Days (or such other number of Business Days as we may specify in the accompanying supplement) immediately preceding the applicable Reset Determination Date and appearing (or, if fewer than five Business Days (or such other number of Business Days as we may specify in the accompanying supplement) so appear on the applicable Reset Determination Date, for such number of Business Days appearing) under the caption “Treasury Constant Maturities” in the most recently published H.15 Daily Update as of 5:00 p.m., New York City time, on the applicable Reset Determination Date.

(2)

if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturities, for such maturity, then the “U.S. Treasury Rate” will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturities for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Determination Date (or, if there is no such Reset Date, the Maturity Date) and (B) the other maturing as close as possible to, but later than, such Reset Date or Maturity Date, as applicable, in each case for the five Business Days (or such other number of Business Days as we may specify in the accompanying supplement) preceding the applicable Reset Determination Date and appearing (or, if fewer than five Business Days (or such other number of Business Days as we may specify in the accompanying supplement) so appear on the applicable Reset Determination Date, for such number of Business Days appearing) in the most recently published H.15 Daily Update as of 5:00 p.m., New York City time, on the applicable Reset Determination Date.

In each case, the U.S. Treasury Rate will be rounded, if necessary, to the nearest one thousandth of a percentage point, with 0.0005% rounded up to 0.001%.

Notwithstanding the foregoing, if we (or our designee, which we may designate in our sole discretion and which may be an affiliate of ours) determine in our (or such designee’s) sole discretion that the then-current Reset Reference Rate (which, as of the date of issue for any series of Fixed-to-Fixed Rate Debt Securities, will be the U.S. Treasury Rate for the specified maturity set forth in an accompanying supplement) cannot be determined in the manner applicable for such Reset Reference Rate (which, as of the original date of issue of such series of Fixed-to-Fixed Rate Debt Securities, will be pursuant to the methods described in clauses (1) or (2) above) on the applicable Reset Determination Date (such determination, a “Rate Substitution Event”), we (or such designee) may determine in our (or such designee’s) sole discretion whether there is an industry-accepted successor rate to the then-current Reset Reference Rate (such industry-accepted successor rate, the “Replacement Rate”). If we (or such designee) determine in our (or such designee’s) sole discretion that there is such a Replacement Rate, then such Replacement Rate will replace the U.S. Treasury Rate (or the then-current Reset Reference Rate) for all purposes relating to an applicable series of Fixed-to-Fixed Rate Debt Securities in respect of such determination on such Reset Determination Date and all determinations on all subsequent Reset Determination Dates. In addition, if a Replacement Rate is utilized as described in the preceding sentence, we (or such designee), may adopt or make changes to (1) any Fixed-to-Fixed Rate Interest Payment Date, Reset Determination Date, Reset Date, other relevant date, business day convention, Fixed-to-Fixed Rate Interest Period or Reset Period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the applicable series of Fixed-to-Fixed Rate Debt Securities and the conventions relating to such determination, (3) the timing and frequency of making payments of interest, (4) rounding conventions, (5) specified maturities, and (6) any other terms or provisions of the relevant series of Fixed-to-Fixed Rate Debt Securities (including any Fixed-to-Fixed Rate Spread or adjustment factor needed to make such Replacement Rate comparable to the then-current Reset Reference Rate (which, as of the date of issue for any series of Fixed-to-Fixed Rate Debt Securities, will be the U.S. Treasury Rate for the specified maturity)), in each case that we (or such designee) determine, in our (or such designee’s) sole discretion, from time to time, to be appropriate to reflect the determination and implementation of such Replacement Rate in a manner substantially consistent with market practice (or, if we (or such designee) determine in our (or such designee’s) sole discretion that implementation of any portion of such market practice is not administratively feasible or if we (or such designee) determine in our (or such designee’s) sole discretion that no market practice for use of such Replacement Rate exists, in such other manner as we (or such designee) in our (or such designee’s) sole discretion determines is appropriate) (such changes, the “U.S. Treasury Rate adjustments”). If we (or such designee) in our (or such designee’s) sole discretion determine that there is no such Replacement Rate, then the interest rate for the applicable Reset Period will be: (a) if the First Reset Interest Rate is to be determined, the Initial Interest Rate or (b) if a Subsequent Reset Interest Rate is to be determined, the interest rate that was applicable for the preceding Reset Period. See “Risk Factors — Risk Factors Applicable Solely to Debt Securities that are Fixed-to-Fixed Rate Debt Securities — The value of and return on any Fixed-to-Fixed Rate Debt Securities, for which the Reset Reference Rate is the U.S. Treasury Rate, may be adversely affected if the interest rate is determined using an alternative method or a Replacement Rate is used,” and “Risk Factors — Risk Factors Applicable Solely to Debt Securities that are Fixed-to-Fixed Rate Debt Securities — We (or our designee, which we may designate in our sole discretion and which may be an affiliate of ours) may make determinations with respect to the U.S. Treasury Rate that could affect the market value of your Fixed-to-Fixed Rate Debt Securities.”

For purposes of the foregoing terms and provisions with respect to the determination of the U.S. Treasury Rate, the following term has the meaning set forth below:

“H.15 Daily Update” means the Selected Interest Rates (Daily)-H.15 release of the Federal Reserve, available at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Any determination, decision or election that may be made by us (or our designee) pursuant to the provisions described above, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in our (or such designee’s) sole discretion, and, notwithstanding anything to the contrary in this prospectus or any accompanying supplement, shall become effective without consent from the holders of the debt securities or any other party.

Calculation Agent

Unless otherwise specified in an accompanying supplement, we will appoint The Bank of New York Mellon to act as the “Calculation Agent” for each series of Fixed-to-Floating Rate Debt Securities during the Floating Rate Period (unless we have redeemed all the outstanding Fixed-to-Floating Rate Debt Securities of such series prior to commencement of such Floating Rate Period), Floating Rate Debt Securities and Fixed-to-Fixed Rate Debt Securities (unless we have redeemed all the outstanding Fixed-to-Fixed Rate Debt Securities of such series prior to the First Reset Date applicable to such series). All calculations made by the Calculation Agent for the purposes of calculating interest on the Fixed-to-Floating Rate Debt Securities during the Floating Rate Period, the Floating Rate Debt Securities and the Fixed-to-Fixed Rate Debt Securities shall be conclusive and binding on the holders of such debt securities, the trustee and us, absent manifest error. For the avoidance of doubt, in no event shall the entity acting as the Calculation Agent or the trustee be required to act as our designee for the purposes of determining if any Benchmark Transition Event or Rate Substitution Event has occurred, selecting any Benchmark Replacement or Replacement Rate, or determining any Benchmark Replacement Adjustment or U.S. Treasury Rate adjustments unless such entity agrees to such appointment in writing.

Payment

Unless otherwise specified in an accompanying supplement, principal and premium, if any, and interest, if any, on the debt securities will be payable initially at the principal corporate trust office of the trustee. At our option, payment of interest may be made, subject to collection, by check mailed to the holders of record at the address registered with the trustee.

If the principal of, or premium, if any, and interest, if any, on any series of debt securities is payable in foreign currencies or if debt securities are sold for foreign currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to such debt securities will be described in an accompanying supplement.

Modification of the Indentures

We may make modifications and amendments to the Indentures with respect to one or more series of debt securities by supplemental indentures without the consent of the holders of those debt securities in the following instances:

•	to evidence the succession of another corporation to us and the assumption by such successor of our obligations under the Indenture;

•	to add to or modify our covenants or Events of Default for the benefit of the holders of the debt securities;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	to surrender any right or power conveyed by the Indenture upon us;

•	to establish the form or terms of the debt securities of any series;

•

to cure any ambiguity, to correct or supplement any provision that may be defective or inconsistent with any other provision or make any other provisions with respect to matters or questions arising under the Indentures that will not adversely affect the interests of the holders in any material respect;

•	to modify, eliminate or add to the provisions of the Indentures as necessary to qualify it under any applicable federal law;

•	to name, by supplemental indenture, a trustee other than The Bank of New York Mellon for a series of debt securities;

•	to provide for the acceptance of appointment by a successor trustee;

•	to add to or modify the provisions of the Indentures to provide for the denomination of debt securities in foreign currencies;

•	to supplement any provisions of the Indentures as is necessary to permit or facilitate the defeasance and discharge of any debt securities as described in this prospectus;

•	to prohibit the authentication and delivery of additional series of debt securities;

•

to modify the provisions of the Indenture in accordance with amendments to the Trust Indenture Act of 1939, as amended, provided that such modifications do not materially affect the interests of security holders;

•	to modify the provisions of the Indentures provided that such modifications do not apply to any outstanding security; or

•	to provide for the issuance of securities in bearer form.

Any other modifications or amendments of the Indentures by way of supplemental indenture require the consent of the holders of a majority in principal amount of the debt securities at the time outstanding of each series affected. However, no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

•	modify the terms of payment of principal, premium or interest;

•	reduce the percentage of holders of debt securities necessary to modify or amend the Indentures or waive our compliance with any restrictive covenant;

•

modify the provisions governing supplemental indentures with consent of holders or waiver of past defaults, except to increase the percentage of consents required to provide that certain other provisions cannot be varied without unanimous consent; or

•	subordinate the indebtedness evidenced by the debt securities to any of our other indebtedness.

Redemption and Repayment

Unless we specify otherwise in an accompanying supplement, the debt securities will not be redeemable prior to their Stated Maturity. If we so specify in an accompanying supplement, the debt security will be redeemable on such dates at such terms as specified in such supplement and set forth below. We will pay interest accrued on a redeemed debt security to the date of redemption (the “Redemption Date”), and will give notice of redemption no more than sixty (60) and not less than five (5) days prior to the Redemption Date. Any notice of redemption of the debt securities to be redeemed at our option may state that such redemption shall be conditional, in our discretion, on one or more conditions precedent, and that the Redemption Date may (but shall not be required to) be delayed until such time as any or all of such conditions have been satisfied, and that such conditional notice of redemption may be rescinded by us if we determine that any or all such conditions will not be satisfied by the Redemption Date, and that in such event, such redemption notice shall be of no further force or effect and we shall not be required to redeem the debt securities on the Redemption Date or otherwise. The debt securities will not be subject to any sinking fund or to any provisions for repayment at your option unless we specify otherwise in an accompanying supplement.

In the case of any optional redemption of only part of the debt securities of a particular series at the time outstanding, the debt securities to be redeemed will be selected not more than sixty (60) days prior to the Redemption Date in accordance with the procedures of the applicable depositary or, in the case of certificated debt securities, by the trustee by such method as the trustee shall deem appropriate.

Unless we default in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the debt securities or portions thereof called for redemption.

Par Call Redemption

If so specified in an accompanying supplement, we may, at our option, on or after the date specified in such accompanying supplement (any such date, a “Par Call Date” with respect to the applicable series of debt securities), redeem a series of debt securities, either in whole but not in part or in whole or in part, as specified in such accompanying supplement, at a redemption price equal to the principal amount of the debt securities being redeemed, together with any accrued and unpaid interest thereon to but excluding the Redemption Date.

Make-Whole Redemption

If an accompanying supplement specifies that a “Make-Whole Redemption” applies to a series of debt securities, unless such supplement specifies different terms relating to a Make-Whole Redemption, we may, at our option, on or after the date specified in such accompanying supplement, redeem such debt securities in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the debt securities being redeemed discounted to the Redemption Date (assuming that the debt securities mature on the earliest Par Call Date, if applicable with respect to such debt securities) on a semiannual basis (applying the 30/360 Day Count Convention) at the Treasury Rate plus the basis points specified in the accompanying supplement less (b) interest accrued to the Redemption Date, and

(2)	100% of the principal amount of the debt securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to but excluding the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the earliest Par Call Date of the debt securities, if applicable, or, if there is no Par Call Date, the Maturity Date of the debt securities (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the to the earliest Par Call Date of the debt securities, if applicable, or, if there is no Par Call Date, the Maturity Date of the debt securities on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a Maturity Date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Maturity Date of the debt securities, as applicable. If there is no United States Treasury security maturing on the Maturity Date of the debt securities but there are two or more United States Treasury securities with a Maturity Date equally distant from the Maturity Date of the debt securities, one with a Maturity Date preceding the Maturity Date of the debt securities and one with a Maturity Date following the Maturity Date of the debt securities, we shall select the United States Treasury security with a Maturity Date preceding the Maturity Date of the debt securities. If there are two or more United States Treasury securities maturing on the Maturity Date of the debt securities or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Neither the trustee nor the Calculation Agent shall be responsible for or have any responsibility to determine or make any calculations in connection with any Make-Whole Redemption unless such entity agrees to undertake such action in writing.

Redemption Provisions Applicable Solely to Subordinated Debt Securities

No redemption, repurchase or early payment of amounts owed under any series of subordinated debt securities may be made without the prior approval of the Federal Reserve. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issuance of any series of subordinated debt securities, the Federal Reserve does not require that redemption of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such redemption.

If we make a good faith determination that, as a result of (a) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after the initial issuance of any series of subordinated debt securities, (b) any proposed amendment to, clarification of, or change in, those laws or regulations that is announced or becomes effective on or after the initial issuance of any series of subordinated debt securities, or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced on or after the initial issuance of any series of subordinated debt securities, there is more than an insubstantial risk that we will not be entitled to treat the full principal amount of the subordinated debt securities as Tier 2 capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any subordinated debt securities are outstanding (a “Regulatory Capital Event”), then we may, at our option, redeem, in whole but not in part at any time within 90 days following the occurrence of a Regulatory Capital Event, such series of subordinated debt securities, at a redemption price equal to the principal amount of such series of subordinated debt securities being redeemed, together with any accrued and unpaid interest thereon to but excluding the Redemption Date.

Defeasance of the Indentures and Debt Securities

The Indentures permit us to be discharged from our obligations under the Indentures and with respect to a particular series of debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance.

Unless an accompanying supplement states otherwise, if we deposit with the trustee sufficient cash and/or government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of such series of debt securities, then from and after the ninety-first day following such deposit:

•	we will be deemed to have paid and discharged the entire indebtedness on the debt securities of any such series; and

•

our obligations under the Indentures with respect to the debt securities of that series will cease to be in effect, except for certain obligations to register the transfer or exchange of the debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust.

The Indentures also provide that the defeasance will not be effective unless we deliver to the trustee a written opinion of our counsel to the effect that holders of the debt securities subject to defeasance will not recognize gain or loss on those debt securities for federal income tax purposes solely as a result of the defeasance and that the holders of those debt securities will be subject to federal income tax in the same amounts and at the same times as would be the case if the defeasance had not occurred.

Following the defeasance, holders of the applicable debt securities would be able to look only to the trust fund for payment of principal and premium, if any, and interest, if any, on their debt securities.

Further Issues

Unless otherwise specified in an accompanying supplement, we may from time to time, without notice to or the consent of the registered holders of the debt securities of any series, create and issue further debt securities ranking on an equal basis with such series of debt securities in all respects (or in all respects except for the payment of interest accruing prior to the date of issue of such further debt securities or except, in some circumstances, for the first payment of interest following the date of issue of such further debt securities). Such further debt securities shall be consolidated and form a single series with the debt securities of the original series and shall have the same terms as to status, redemption or otherwise as the debt securities of such original series being offered.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal or interest in respect of the debt securities of a series that remain unclaimed at the second anniversary of the date such payment was due will be returned to the Company upon its request. Thereafter, any right of any holder of a debt security to such funds shall be enforceable only against the Company.

Governing Law

The debt securities will be and the Indentures are governed by and construed in accordance with the laws of the State of New York. Actions relating to the debt securities and Indentures may be brought in the state or federal courts in New York.

Trustee

The Bank of New York Mellon is the trustee under the Indentures with respect to the debt securities and will be the paying agent and registrar for the debt securities and the Calculation Agent for the Fixed-to-Floating Rate Debt Securities during the Floating Rate Period and the Floating Rate Debt Securities. We and our affiliates have entered, and from time to time may continue to enter, into investment banking, banking or other relationships with The Bank of New York Mellon or its affiliates. For example, The Bank of New York Mellon and its affiliates provide custodial services to us, extend credit to us and provide corporate trust services to us and our affiliates. We and our affiliates may have other customary banking relationships (including other trusteeships) with the trustee.

Within 90 days after a default, the trustee must give to the holders of the debt securities of the applicable series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it determines that such withholding is in the interest of such holders. The trustee may resign or be removed by the holders of a majority of the debt securities of one or more series (each voting as a class) in certain circumstances, and a successor trustee may be appointed by us to act with respect to the debt securities.

Global Securities and Global Clearance and Settlement Procedures

Unless otherwise specified in an accompanying supplement, we will issue debt securities under a book-entry system in the form of one or more global securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless we state otherwise in an accompanying supplement, The Depository Trust Company, New York, New York, which we refer to as DTC, will be the depositary if we use a depositary and we will register the debt securities in the name of Cede & Co., DTC’s nominee.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on your behalf as direct and indirect participants in the depositary. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable Indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the Indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

Unless stated otherwise in an accompanying supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream or Euroclear Bank S.A./NV, or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the debt securities of a series are represented by the global securities, we will pay principal of and interest and premium of, if any, on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, an accompanying supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. No fewer than 15 calendar days prior to the Regular Record Date for a payment, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account. DTC will notify the trustee or paying agent on or prior to the fifth Business Day after the Regular Record Date for any payment of interest, and the tenth Business Day prior to the payment date for any payment of principal, with the amount of such payment to be received in such foreign currency and the applicable wire transfer instructions. The trustee or paying agent shall use such instructions to pay the participant directly. If DTC does not notify the trustee or paying agent, it is understood that only U.S. dollar payments are to be made in respect of the payment.

We have been advised by DTC as follows:

•

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “Banking Organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “Clearing Corporation” within the meaning of the New York Uniform Commercial Code, and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. Global certificates are generally not transferable. We will issue physical certificates to beneficial owners of a global security if:

•

the depositary notifies us that it is unwilling or unable to continue as depositary for such global securities or the depositary ceases to be a Clearing Agency registered under the Exchange Act or other applicable statute or regulation and we do not appoint a successor depositary within 90 days;

•	an Event of Default has occurred and is continuing with respect to the applicable series of securities; or

•	we decide in our sole discretion that we do not want to have the debt securities of that series represented by global certificates.

If any of the events described in the preceding paragraph occurs, we will issue definitive securities in certificated form in an amount equal to a holder’s beneficial interest in the securities. Definitive securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount unless otherwise specified in connection with a particular offering of debt securities, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities.

Holders of any such definitive securities will be able to:

•

receive payments of principal and interest on their debt securities at the office of our paying agent maintained in the Borough of Manhattan or, at our option, by check mailed to the address of the person entitled to the payment at his or her address in the security register or by wire transfer in immediately available funds at the place and to the account as the person entitled to the payment may designate, as specified in the security register in writing no later than the fifteenth day immediately preceding the relevant Interest Payment Date; and

•

transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the corporate trust office of the trustee. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Notices

So long as the global debt securities are held on behalf of DTC or any other alternative clearing system, notices to holders of debt securities represented by a beneficial interest in the global debt securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

Provisions Applicable Solely to Senior Debt Securities

Restrictions as to Liens

The Senior Indenture includes a covenant providing that we will not at any time directly or indirectly create, or allow to exist or be created, any mortgage, pledge, encumbrance or lien of any kind upon:

•

any shares of capital stock owned by us of American Express Travel Related Services Company, Inc. and any one or more of our subsidiaries that succeeds to all or substantially all of the business or ownership of the property of such company, so long as it continues to be our subsidiary, which we refer to as the “principal subsidiary”; or

•	any shares of capital stock owned by us of a subsidiary that owns, directly or indirectly, capital stock of the principal subsidiary.

However, liens of this nature are permitted if we provide that the senior debt securities will be secured by the lien equally and ratably with any and all other obligations also secured, for as long as any other obligations of that type are so secured. Also, we may incur or allow to exist upon the stock of the principal subsidiary liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or which we are contesting in good faith, or liens of judgments that are on appeal or are discharged within 60 days.

This covenant will cease to be binding on us with respect to any series of the senior debt securities to which this covenant applies following discharge of those senior debt securities.

Events of Default, Covenant Breaches, Notice and Waiver

The Senior Indenture provides holders of senior debt securities with remedies if we fail to perform specific obligations, such as making payments on such debt securities. You should review these provisions carefully in order to understand what constitutes an Event of Default under the Senior Indenture.

Unless otherwise specified in an accompanying supplement, an “Event of Default” (collectively, the “Events of Default”) with respect to any series of senior debt securities that we may offer hereby and by any accompanying supplement includes any one of the following events:

(1)	default for 30 days in the payment of the principal of, or premium, if any, on any debt security of that series when it is due and payable;

(2)	default for 30 days in the payment of an installment of interest, if any, on any debt security of that series; and

(3)	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or our property (“Bankruptcy Event of Default”).

Subject to the following two paragraphs, for senior debt securities that we may offer hereby and by any accompanying supplement, no other defaults under or breaches of the Senior Indenture or any senior debt securities will result in an Event of Default, whether after notice, the passage of time or otherwise and therefore none of such events (even if constituting a Covenant Breach) will result in a right of acceleration of payment of the outstanding principal amount or interest of such debt securities, including the senior debt securities we may offer hereby and by any accompanying supplement. However, certain events may give rise to a Covenant Breach, as described below.

We may change, eliminate or add to the Events of Default with respect to any particular series of senior debt securities, as indicated in an accompanying supplement relating to such series. For the avoidance of doubt, the only Events of Default with respect to senior debt securities that we may offer hereby and by any accompanying supplement are those set forth above unless any additional Events of Default are specifically set forth in an accompanying supplement.

The Pre-May 2023 Senior Debt Securities provide acceleration rights for nonpayment of principal, premium (if any), or interest or any sinking fund payment, for certain events relating to the bankruptcy, insolvency or reorganization of American Express Company and for our failure to perform any other covenant for 60 days after we have received written notice of such failure. The Pre-May 2023 Senior Debt Securities also require a 30-day cure period before a nonpayment of interest becomes an Event of Default and acceleration rights become exercisable with respect to such nonpayment, but no such cure period for nonpayment of principal or premium, if any. In addition, senior debt securities issued by us prior to February 12, 2021 (the “Pre-2021 Senior Debt Securities”) also contain a cross-default Event of Default. Holders of senior debt securities that we may offer hereby and by any accompanying supplement will not have the benefit of the acceleration rights applicable to the Pre-May 2023 Senior Debt Securities and the cross-default Event of Default that is applicable to the Pre-2021 Senior Debt Securities.

Unless otherwise specified in an accompanying supplement, a “Covenant Breach” with respect to any series of senior debt securities that we may offer hereby and by any accompanying supplement includes (i) default for 60 days after written notice to us in the performance of any covenant (other than nonpayment of principal, premium (if any) or interest) in respect of the debt securities of that series; or (ii) default in making a sinking fund payment or analogous obligation, if any, when due and payable.

We may change, eliminate or add to the definition of “Covenant Breach” with respect to any particular series of senior debt securities, as indicated in an accompanying supplement relating to such series.

A Covenant Breach shall not be an Event of Default with respect to any senior debt security except to the extent otherwise specified in or provided pursuant to, the Senior Indenture or a supplement thereto, with respect to such series of debt securities. For the avoidance of doubt, the only Covenant Breaches with respect to senior debt securities that we may offer hereby and by any accompanying supplement are those set forth above unless any additional Covenant Breaches are specifically set forth in any accompanying supplement.

An Event of Default or a Covenant Breach with respect to a particular series of senior debt securities, including the senior debt securities we may offer hereby and by any accompanying supplement, does not necessarily constitute an Event of Default or a Covenant Breach with respect to any other series of debt securities, including each series of senior debt securities we may offer hereby and by any accompanying supplement. The trustee may withhold notice to the holders of any series of senior debt securities (including the senior debt securities we may offer hereby and by any accompanying supplement) of any default with respect to that series, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of the holders of that series.

If an Event of Default, with respect to any series of senior debt securities has occurred and is continuing, the trustee for, or the holders of 25 percent in aggregate principal amount of such series, may declare the principal amount of such series to be due and payable immediately. Subject to certain conditions, this declaration may be annulled by the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of such series. For senior debt securities that we may offer hereby and by any accompanying supplement, such acceleration will not be permitted for reasons other than a Bankruptcy Event of Default or a specified payment default that constitutes an Event of Default in respect of such debt securities. Neither the trustee nor any holders of such debt securities will have any enforcement right or other remedy in respect of any Covenant Breach except as described below.

If an Event of Default or a Covenant Breach occurs under the Senior Indenture, the trustee may, in its discretion, proceed to enforce its rights, including under any covenant. For avoidance of doubt, the remedies available to the trustee and the holders include a right of acceleration only in the case of an Event of Default. There is no right of acceleration in the case of a Covenant Breach.

The Senior Indenture contains a provision entitling the trustee to be indemnified to its reasonable satisfaction by the holders before exercising any right or power under the Senior Indenture at the request of any of the holders. The Senior Indenture provides that the holders of a majority in principal amount of the senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee with respect to debt securities of that series. The right of a holder to institute a proceeding with respect to the Senior Indenture is subject to certain conditions precedent including notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal and premium, if any, at Stated Maturity and interest on any overdue principal and interest or to institute suit for the enforcement thereof.

The holders of not less than a majority in principal amount of the outstanding senior debt securities of any series under the Senior Indenture may on behalf of the holders of all the debt securities of that series waive any past defaults, except a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of that series and a default in respect of a covenant or provision of the Senior Indenture that cannot be amended or modified without the consent of the holder of each debt security affected.

We are required by the Senior Indenture to furnish to the trustee an annual statement as to the fulfillment of our obligations under the Senior Indenture.

Consolidation, Merger, Transfer of Assets

The Senior Indenture provides that, unless we are the surviving corporation, we may not consolidate with or merge into another person or convey, transfer or lease all or substantially all of our properties and assets to any person or group or permit any person to consolidate with or merge into us or convey, transfer or lease all or substantially all of its properties and assets to us unless:

(1)

such person is a corporation, partnership or trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all senior debt securities under the Senior Indenture (including the senior debt securities we may offer hereby and by any accompanying supplement) and the performance of every one of our covenants in the Senior Indenture;

(2)

immediately after giving effect to such transaction, and treating any indebtedness which becomes our obligation as a result of such transaction as having been incurred by us at the time of such transaction, no Event of Default or Covenant Breach, and no event that, after notice or lapse of time, or both, would become an Event of Default or Covenant Breach, shall have occurred and be continuing; and

(3)	the Company has delivered to the trustee certain required documentation.

Provisions Applicable Solely to Subordinated Debt Securities

General

We may issue subordinated debt securities in one or more series under the Subordinated Indenture. Holders of subordinated debt securities should recognize that contractual provisions in the Subordinated Indenture may prohibit us from making payments on these securities. The subordinated debt securities will rank on an equal basis with certain of our other subordinated debt that may be outstanding from time to time and will rank junior to all of our senior indebtedness including any senior debt securities, that may be outstanding from time to time.

If subordinated debt securities are issued under the Subordinated Indenture, the aggregate principal amount of senior indebtedness outstanding as of a recent date will be set forth in an accompanying supplement. Neither the Senior Indenture nor the Subordinated Indenture restricts the amount of senior indebtedness that we may incur.

Payment of principal on the subordinated debt securities may be accelerated only in the case of certain events of bankruptcy, insolvency or receivership. There is no right of acceleration in the case of a default in the payment of principal of or premium, if any, or interest on the subordinated debt securities or the performance of any of our other obligations under the subordinated debt securities.

Subordination

The payment of the principal of, and premium, if any, and interest on the subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all of our senior indebtedness.

Subject to the qualifications described below, the term “senior indebtedness” is defined in the Subordinated Indenture to include principal of, and interest on, the following:

•

all of our indebtedness, whether outstanding on the date of the issuance of any series of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note, bond, indenture or similar instrument;

•	all of our obligations under leases required or permitted to be capitalized under U.S. generally accepted accounting principles;

•	all of our reimbursement obligations with respect to any letter of credit, banker’s acceptance, security purchase facility or similar credit transactions;

•	all obligations of the types referred to in the preceding bullet points of another person, the payment of which we are responsible or liable as guarantor or otherwise;

•	any agreements or obligations to pay deferred purchase price or conditional sales agreements other than in the ordinary course of business;

•

all obligations of the types referred to in the preceding bullet points of another person secured by any lien on any of our property or assets (whether or not that obligation has been assumed by the Company); and

•	amendments, modifications, renewals, extensions, deferrals and refundings of any of the above types of indebtedness.

Subordinated debt securities will rank senior to all of our equity securities, including any preferred shares we have issued and may issue in the future.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) indebtedness incurred for the purchase of goods, materials or property, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business, (2) any indebtedness which by its terms is expressly made equal in rank and payment with or subordinated to the subordinated debt securities and (3) obligations by us owed to our subsidiaries. In particular, senior indebtedness does not include any indebtedness issued under the Subordinated Indenture.

No direct or indirect payment, in cash, property or securities, by set-off or otherwise, may be made or agreed to be made on account of the subordinated debt securities or interest thereon, or in respect of any repayment, redemption, retirement, purchase or other acquisition of the subordinated debt securities, if:

•	we default in the payment of any principal or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•

an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on the subordinated debt securities cease, is given to us by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist.

The Subordinated Indenture provides that all present and future senior indebtedness, which will include, without limitation, interest accruing after the commencement of any proceeding, assignment or marshaling of assets described below, will first be paid in full before any payment, whether in cash, securities or other property, will be made by us on account of the subordinated debt securities in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

•	any proceeding for the liquidation, dissolution or other winding-up of us, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by us for the benefit of creditors; or

•	any other marshaling of our assets.

In any such event, payments that would otherwise be made on the subordinated debt securities will generally be paid to the holders of senior indebtedness, or their agents or representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full. If the payments on the subordinated debt securities are in the form of our securities or those of any other corporation under a plan of reorganization or readjustment and are subordinated to outstanding senior indebtedness and to any securities issued with respect to such senior indebtedness under a plan of reorganization or readjustment, they will be made to the holders of senior indebtedness and then, if any amounts remain, to the holders of the subordinated debt securities. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of the subordinated debt securities by any act or failure to act on our part.

In the event that, notwithstanding any of the foregoing prohibitions, the trustee for, or the holders of, the subordinated debt securities receive any payment on account of or in respect of the subordinated debt securities at a time when a responsible officer of the trustee or such holder has actual knowledge that such payment should not have been made to it, the trustee or such holder will hold such payment in trust for the benefit of, and, upon written request, will pay it over to, the holders of the senior indebtedness or their agents or representatives, for application to the payment of all principal and interest then payable with respect to any senior indebtedness.

Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness.

Due to the subordination provisions described above, funds which we would otherwise use to pay the holders of the subordinated debt securities will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. See “Risk Factors — Risk Factors Applicable Solely to Debt Securities that are Subordinated Debt Securities — The subordinated debt securities will be effectively subordinated to substantially all of our unsecured debt, secured debt and to the debt of our subsidiaries.”

The Subordinated Indenture places no limitation on the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness constituting senior indebtedness.

In addition, the subordinated debt securities may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Act.

Subrogation

After the payment in full of all senior indebtedness, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our assets or securities applicable to the senior indebtedness until the subordinated debt securities are paid in full. Under these subrogation provisions, no payments or distributions to the holders of senior indebtedness which otherwise would have been payable or distributable to holders of the subordinated debt securities will be deemed to be a payment by us to or on the account of the senior indebtedness. In matters between holders of the subordinated debt securities and any other type of our creditors, any payments that would otherwise be paid to holders of senior indebtedness and that are made to holders of the subordinated debt securities because of this subrogation will be deemed a payment by us on account of senior indebtedness and not on account of the subordinated debt securities. These provisions of the Subordinated Indenture are intended solely for the purpose of defining the relative rights of the holders of the subordinated debt securities and the holders of the senior debt securities. Nothing contained in the Subordinated Indenture is intended to impair our absolute obligation to pay the principal of and premium, if any, and interest on the subordinated debt securities in accordance with their terms or to affect the relative rights of the holders of the subordinated debt securities and our creditors other than the holders of the senior indebtedness. These subrogation provisions of the Subordinated Indenture will not prevent the holder of any subordinated debt security from exercising all remedies otherwise permitted by applicable law upon default of that security, subject to the rights of subordination described above.

Event of Default, Covenant Default, Notice and Waiver

An “Event of Default” with respect to the subordinated debt securities means certain events of bankruptcy, insolvency, receivership, whether voluntary or not, reorganization, or court appointment of a receiver, liquidator or trustee of us or our property.

An Event of Default with respect to the subordinated debt securities does not include a default in the payment of principal of or premium, if any, or interest on the subordinated debt securities or the performance of any our other obligations under the subordinated debt securities. A default by us or by any of our subsidiaries on any of our or their indebtedness, respectively, or acceleration of any such indebtedness, will not result in a cross default or cross acceleration of the subordinated debt securities.

Because an Event of Default for the subordinated debt securities does not include failure to comply with or breach of our other covenants in the Subordinated Indenture, a Covenant Default, other than the Event of Default described above, will not result in the acceleration of payment of the subordinated debt securities. Although failure to comply with such other covenants could give rise to a claim against us relating to the specific breach, the remedy of holders of the subordinated debt securities may be limited to direct monetary damages, if any. In addition, only the trustee or the holders of a majority in principal amount of the outstanding subordinated debt securities, if the trustee fails to institute such a proceeding, may institute a proceeding against us on account of any such breach. The Subordinated Indenture will not require the trustee to take any action in case of such a breach (other than to give notice of default under specified circumstances) unless so directed by holders.

Within 90 days after a default, the trustee must give to the holders of the subordinated debt securities notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it determines that such withholding is in the interest of the holders of the subordinated debt securities.

Holders of the subordinated debt securities may not themselves institute a proceeding against us on account of a Covenant Default unless, among other things, the trustee fails to institute such a proceeding, subject to the terms of the Subordinated Indenture. However, the holders of a majority in principal amount of the subordinated debt securities may direct the trustee to bring such a proceeding if a Covenant Default continues for a period of 90 days after delivery of specified notice to us from the trustee or to us and the trustee from the holders of a majority in principal amount of the subordinated debt securities, subject to the terms of the Subordinated Indenture. The Subordinated Indenture defines a “Covenant Default” as the failure to perform any covenant or warranty in the Subordinated Indenture for 90 days after we have received written notice of the failure to perform in the manner specified in the Subordinated Indenture. Notwithstanding the foregoing, holders will have an absolute right to receive payment of the principal of or premium, if any, and interest on, their subordinated debt securities when due, and to institute suit to enforce any such payment. The Subordinated Indenture will not require the trustee to take any action in case of such a breach (other than to give notice of default under specified circumstances) unless so directed by holders.

The Subordinated Indenture contains a provision entitling the trustee to be indemnified to its reasonable satisfaction by the holders before exercising any right or power under the Subordinated Indenture at the request of any of the holders. The Subordinated Indenture provides that the holders of a majority in principal amount of the outstanding subordinated debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee with respect to the subordinated debt securities of that series. The right of a holder to institute a proceeding with respect to the Subordinated Indenture is subject to certain conditions precedent including notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal and premium, if any, at Stated Maturity and interest on any overdue principal and interest or to institute suit for the enforcement thereof.

The holders of not less than a majority in principal amount of the outstanding subordinated debt securities of any series under the Subordinated Indenture may on behalf of the holders of all the subordinated debt securities of that series waive any past defaults, except a default in payment of the principal of or premium, if any, or interest, if any, on any subordinated debt security of that series and a default in respect of a covenant or provision of the Subordinated Indenture that cannot be amended or modified without the consent of the holder of each subordinated debt security affected.

We are required by the Subordinated Indenture to furnish to the trustee annual statements as to the fulfillment of our obligations under the Subordinated Indenture.

Consolidation, Merger, Transfer of Assets

The Subordinated Indenture provides that, unless we are the surviving corporation, we may not consolidate with or merge into another person or convey, transfer or lease all or substantially all of our properties and assets to any person or group or permit any person to consolidate with or merge into us or convey, transfer or lease all or substantially all of its properties and assets to us unless:

(1)

such person is a corporation, partnership or trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all subordinated debt securities under the Subordinated Indenture (including the subordinated debt securities we may offer hereby and by any accompanying supplement) and the performance of every one of our covenants in the Subordinated Indenture;

(2)

immediately after giving effect to such transaction, and treating any indebtedness which becomes our obligation as a result of such transaction as having been incurred by us at the time of such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3)	the Company has delivered to the trustee certain required documentation.

DESCRIPTION OF PREFERRED SHARES

General

The following briefly summarizes certain of the material terms of our preferred shares. Other pricing and related terms will be disclosed in an accompanying supplement. You should read any accompanying supplement together with the certificate of designation relating to that series and our amended and restated certificate of incorporation (which will be filed with the SEC) for a more detailed description of a particular series of preferred shares and other provisions that may be important to you. In this section, references to “American Express,” the “Company,” “we,” “us” or “our” refer solely to American Express Company, unless we state or the context implies otherwise.

Under our amended and restated certificate of incorporation, we are authorized to issue 20,000,000 preferred shares, par value $1.662/3 per share. As at December 31, 2023, we had outstanding 1,600 shares of Series D Preferred Stock. Our Board of Directors is authorized to issue our preferred shares from time to time in one or more series with such designations, voting powers, dividend rates, rights of redemption, conversion rights or other special rights, preferences and limitations as may be stated in resolutions adopted by our Board of Directors.

The preferred shares will have the dividend, liquidation and voting rights set forth below unless otherwise provided in an accompanying supplement relating to a particular series of preferred shares. You should read an accompanying supplement relating to the particular series of the preferred shares being offered for specific terms, including:

•	the title and number of shares offered and liquidation preference per share;

•	the price per share;

•	the dividend rate, the dates on which dividends will be payable, the conditions under which dividends will be payable or the method of determining that rate, dates and conditions;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will begin to accumulate;

•	whether dividends are participating or non-participating;

•	any redemption, sinking fund or analogous provisions;

•	any conversion or exchange provisions;

•	whether we have elected to offer depositary shares with respect to the preferred shares, as described below under “Depositary Shares”;

•	whether the preferred shares will have voting rights, in addition to the voting rights described below, and, if so, the terms of those voting rights; and

•	any additional dividend, liquidation, redemption, sinking fund or other rights, preferences, privileges, limitations and restrictions.

When issued, the preferred shares will be fully paid and nonassessable.

Dividend Rights

All preferred shares will be of equal rank with each other regardless of series. If the stated dividends or the amounts payable on liquidation are not paid in full, the preferred shares of all series will share ratably in the payment of dividends and in any distribution of assets. All preferred shares will have dividend rights prior to the dividend rights of the common shares.

Rights Upon Liquidation

Unless otherwise specified in an accompanying supplement, in the event of a liquidation, each series of the preferred shares will rank on an equal basis with all other outstanding preferred shares and prior to the common stock as to dividends and distributions.

Voting Rights

Except as described below, the holders of preferred shares have no voting rights, other than as may be required by law. Whenever dividends payable on the preferred shares of any series will be in arrears in an aggregate amount at least equal to six full quarterly dividends on that series, the holders of the outstanding preferred shares of all series will have the special right, voting separately as a single class, to elect two directors at the next succeeding annual meeting of shareholders. Subject to the terms of any outstanding series of preferred shares, the holders of common stock and the holders of one or more series of preferred shares then entitled to vote will have the right, voting as a single class, to elect the remaining authorized number of directors.

At each meeting of shareholders at which the holders of the preferred shares will have this special right, the presence in person or by proxy of the holders of record of one-third of the total number of the preferred shares of all series then issued and outstanding will constitute a quorum of that class. Each director elected by the holders of the preferred shares of all series will hold office until the annual meeting of shareholders next succeeding that election and until that director’s successor, if any, is elected by those holders and qualified or until the death, resignation or removal of that director in the manner provided in our by-laws. A director elected by the holders of the preferred shares of all series may only be removed without cause by those holders. In case any vacancy will occur among the directors elected by the holders of the preferred shares of all series, that vacancy may be filled for the unexpired portion of the term by vote of the remaining directors elected by such shareholders, or that director’s successor in office. If such vacancy occurs more than 90 days prior to the first anniversary of the next preceding annual meeting of shareholders, the vacancy may be filled by the vote of those shareholders taken at a special meeting of those shareholders called for that purpose. Whenever all arrears of dividends on the preferred shares of all series will have been paid and dividends for the current quarterly period will have been paid or declared and provided for, the right of the holders of the preferred shares of all series to elect two directors will terminate at the next succeeding annual meeting of shareholders.

The consent of the holders of at least two-thirds of the outstanding preferred shares voting separately as a single class will be required for:

•	the authorization of any class of shares ranking prior to the preferred shares as to dividends or upon liquidation, dissolution or winding up;

•	an increase in the authorized amount of any class of shares ranking prior to the preferred shares; or

•

the authorization of any amendment to our restated certificate of incorporation or by-laws that would adversely affect the relative rights, preferences or limitations of the preferred shares. If any such amendment will adversely affect the relative rights, preferences or limitations of one or more, but not all, of the series of preferred shares then outstanding, the consent of the holders of at least two-thirds of the outstanding preferred shares of the several series so affected will be required in lieu of the consent of the holders of at least two-thirds of the outstanding preferred shares of all series.

In any case in which the holders of the preferred shares will be entitled to vote separately as a single class, each holder of preferred shares of any series will be entitled to one vote for each such share held.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes certain of the material terms of our depositary receipts. Other pricing and related terms will be disclosed in an accompanying supplement. You should read any accompanying supplement together with the deposit agreement and depositary receipts relating to each series of preferred shares filed with the SEC in connection with the offering of that series of depositary receipts. The description of any depositary receipts we offer in an accompanying supplement will be qualified in its entirety by reference to the applicable deposit agreement and depository receipt (which will be filed with the SEC if we offer depositary receipts). In this section, references to “American Express,” the “Company,” “we,” “us” or “our” refer solely to American Express Company, unless we state or the context implies otherwise.

We may elect to offer fractional interests in preferred shares rather than preferred shares, with those rights and subject to the terms and conditions that we may specify in an accompanying supplement. If we do, we will select a depositary that will issue to the public receipts for depositary shares, each of which will represent fractional interests of a particular series of preferred shares. These depositary receipts will be distributed in accordance with the terms of the offering described in an accompanying supplement.

The depositary will be a bank or trust company that has its principal office in the United States. We will deposit the preferred shares underlying the depositary shares with the depositary under the terms of a separate deposit agreement. An accompanying supplement relating to a series of depositary shares will set forth the name and address of the depositary.

DESCRIPTION OF COMMON SHARES

The following briefly summarizes certain of the material terms of our common shares. Other pricing and related terms will be disclosed in an accompanying supplement. You should read any accompanying supplement for a more detailed description of a particular series of common shares and other provisions that may be important to you. We may periodically issue other securities that can be exercised, converted or exchanged into common shares. The following description of the common shares does not purport to be complete and is subject to, and qualified in its entirety by reference to the applicable provisions of the New York Business Corporation Law (the “B.C.L.”), our amended and restated certificate of incorporation and our by-laws. In this section, references to “American Express,” the “Company,” “we,” “us” or “our” refer solely to American Express Company, unless we state or the context implies otherwise.

We are authorized to issue up to 3,600,000,000 common shares, par value $0.20 each.

Dividends. Subject to the prior rights of holders of any preferred shares, holders of common shares are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for that purpose.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of common shares are entitled to ratable distribution of the remaining assets available for distribution to shareholders.

Voting Rights. Each common share is entitled to one vote on all matters submitted to a vote of shareholders. Holders of the common shares do not have cumulative voting rights.

No Redemption Provisions. The common shares are not subject to redemption by operation of a sinking fund or otherwise.

No Preemptive Rights. Holders of common shares are not entitled to preemptive rights.

No Assessment. The issued and outstanding common shares are fully paid and non-assessable.

Transfer Agent and Registrar. The transfer agent and registrar for the common shares is Computershare.

Certain provisions of our amended and restated certificate of incorporation and our by-laws as well as the B.C.L. may have the effect of encouraging persons considering unsolicited tender offers or unilateral takeover proposals for us to negotiate with the Board of Directors and could thereby have an effect of delaying, deferring or preventing a change in control. These provisions include:

Authorized But Unissued Shares. The authorized but unissued common shares could be issued without stockholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction. In this regard, our amended and restated certificate of incorporation grants the Board of Directors broad corporate power to establish the rights and preferences of preferred stock, one or more classes or series of which could be issued which would entitle holders to exercise rights which could have the effect of impeding a takeover, including rights to convert or exchange the stock into common shares or other securities or to demand redemption of the stock at a specified price under prescribed circumstances related to a change of control.

Advance Notice By-law. Under our by-laws, written notice of any proposal to be presented by any shareholder or any person to be nominated by any shareholder for election as a director must be received by our corporate secretary at our principal executive offices not less than 90 nor more than 120 days prior to the anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is not within 25 days before or after such anniversary date, such notice must be received not later than 10 days following the day on which the date of the meeting is first disclosed to the shareholders or publicly, whichever occurs first.

Anti-Takeover Provisions under New York Law. We are subject to Section 912 of the New York B.C.L. With specified exemptions, this statute prohibits a New York corporation listed on a national securities exchange from engaging in a business combination (as defined in Section 912(a)(5)) with an interested stockholder (generally, a person that, together with its affiliates and associates, owns 20 percent or more of the corporation’s voting stock) for a period of five years after the date of the transaction in which the person became an interested stockholder.

DESCRIPTION OF SECURITIES WARRANTS

The following briefly summarizes certain of the material terms of our securities warrants. Other pricing and related terms will be disclosed in an accompanying supplement. You should read any accompanying supplement for a more detailed description of a particular series of securities warrants and other provisions that may be important to you. The description of any securities warrants we offer in an accompanying supplement will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate (which will be filed with the SEC if we offer securities warrants). In this section, references to “American Express,” the “Company,” “we,” “us” or “our” refer solely to American Express Company, unless we state or the context implies otherwise.

We may issue warrants for the purchase of:

•	debt securities;

•	preferred shares;

•	depositary shares;

•	common shares; or

•	equity securities issued by one of our affiliated or unaffiliated corporations or other entities.

Each securities warrant will entitle the holder to purchase for cash the amount of securities at the exercise price stated or determinable in an accompanying supplement for the securities warrants. We may issue these securities warrants independently or together with any other securities offered by any accompanying supplement. The securities warrants may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the securities warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such securities warrants.

An accompanying supplement relating to any securities warrants that we may offer will contain the specific terms of the securities warrants. These terms will include some or all of the following:

•	the title and aggregate number of the securities warrants;

•	the price or prices at which the securities warrants will be issued;

•	the currency or currencies or currency unit or units in which the price of the securities warrants may be payable;

•	the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the securities warrants;

•	the designation and terms of the other securities, if any, with which the securities warrants are to be issued and the number of the securities warrants issued with each other security;

•	the currency or currencies or currency unit or units in which the principal of or any premium or interest on the securities purchasable upon exercise of the securities warrant will be payable;

•	if applicable, the date on and after which the securities warrants and the related securities will be separately transferable;

•	the price at which and currency or currencies or currency unit or units in which the securities purchasable upon exercise of the securities warrants may be purchased;

•	the date on which the right to exercise the securities warrants will commence and the date on which that right will expire;

•	the minimum or maximum amount of the securities warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the securities warrants; and

•	any other terms of the securities warrants, including terms, procedures and limitations relating to the exchange and exercise of the securities warrants.

DESCRIPTION OF OTHER WARRANTS

The following briefly summarizes certain of the material terms of certain potential other warrants. Other pricing and related terms will be disclosed in an accompanying supplement. You should read any accompanying supplement for a more detailed description of a particular series of warrants and other provisions that may be important to you. The description of any other warrants we offer in an accompanying supplement will be qualified in its entirety by reference to the applicable warrants agreement and warrant certificate (which will be filed with the SEC if we offer other warrants). In this section, references to “American Express,” the “Company,” “we,” “us” or “our” refer solely to American Express Company, unless we state or the context implies otherwise.

We may issue other warrants to buy or sell:

•	debt securities of or guaranteed by the United States;

•	units of a stock index or stock basket;

•	a commodity; or

•	a unit of a commodity index or another item or unit of an index.

We refer to the property in the above clauses as the warrant property. Other warrants will be settled either through physical delivery of the warrant property or through payment of a cash settlement value as set forth in an accompanying supplement. Other warrants will be issued under a warrant agreement to be entered into between us and a warrant agent. The other warrant agent will act solely as our agent under the applicable other warrant agreement and will not assume any obligation or relationship of agency or trust for or with any holder or beneficial owner of such other warrants.

An accompanying supplement relating to any other warrants that we may offer will contain the specific terms of the other warrants. These terms will include some or all of the following:

•	the title and aggregate number of the other warrants;

•	the offering price of the other warrants;

•	the material risk factors of the other warrants;

•	the warrant property of the other warrants;

•	the procedures and conditions relating to the exercise of the other warrants;

•	the date on which the right to exercise the other warrants will commence and the date on which that right will expire;

•	the identity of the other warrant agent for the other warrants;

•	whether the certificates evidencing the other warrants will be issuable in definitive registered form or global form or both;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the other warrants; and

•	any other terms of the other warrants, including any terms that may be required or advisable under applicable law.

The other warrants may entail significant risks, including, without limitation, the possibility of significant fluctuations in the market for the applicable warranty property, potential illiquidity in the secondary market and the risk that they will expire worthless. These risks will vary depending on the particular terms of the other warrants and will be more fully described in an accompanying supplement.

DESCRIPTION OF UNITS

The following briefly summarizes certain of the material terms of our units. Other pricing and related terms will be disclosed in an accompanying supplement. You should read any accompanying supplement for a more detailed description of a particular series of units and other provisions that may be important to you. The description of any units we offer in an accompanying supplement will be qualified in its entirety by reference to the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units (which will be filed with the SEC if we offer units). In this section, references to “American Express,” the “Company,” “we,” “us” or “our” refer solely to American Express Company, unless we state or the context implies otherwise.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

An accompanying supplement relating to any units that we may offer will contain the specific terms of the units. These terms will include some or all of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

DESCRIPTION OF GUARANTEES

The following briefly summarizes certain of the material terms of our guarantees. Other terms will be disclosed in an accompanying supplement. You should read any accompanying supplement for a more detailed description of the guarantees offered and other provisions that may be important to you. The description of any guarantees we offer in the accompanying supplement will be qualified in its entirety by reference to the applicable guarantee (which will be filed with the SEC if we offer guarantees). In this section, references to “American Express,” the “Company,” “we,” “us” or “our” refer solely to American Express Company, unless we state or the context implies otherwise.

We may offer guarantees, including for debt securities of subsidiaries, for consideration that may include cash, consents or exchanges of existing securities. Except as otherwise described in an accompanying supplement, each guarantee will be a full and unconditional guarantee of the prompt payment, when due, of any amount owed to the holders of the debt securities of our subsidiaries, and any other amounts due pursuant to any indenture, fiscal agency agreement or other contract governing such debt securities. We will describe the particular terms of any guarantee we offer in the accompanying supplement, which may add, update or change the information on guarantees set forth herein.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended, to which we refer as ERISA, should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended, to which we refer as the “Code,” prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include Plan Assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “Plan Assets” with parties that are “Parties in Interest” under ERISA or “Disqualified Persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under non-U.S. federal, state or local law (“Similar Law”). Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or Similar Law apply, proposing to acquire the offered securities should consult with its legal counsel.

We, directly or through our affiliates, may be considered a “party in interest” or a “disqualified person” to a large number of plans. A purchase of offered securities by any such plan would be likely to result in a prohibited transaction between us and the plan.

Accordingly, unless otherwise provided in an accompanying supplement, offered securities may not be purchased, held or disposed of by any plan or any other person investing “Plan Assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other Similar Law, unless one of the following statutory exemptions, Prohibited Transaction Class Exemptions, to which we refer as PTCE, issued by the United States Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition:

•	PTCE 96-23 for transactions determined by in-house asset managers;

•	PTCE 95-60 for transactions involving insurance company general accounts;

•	PTCE 91-38 for transactions involving bank collective investment funds;

•	PTCE 90-1 for transactions involving insurance company separate accounts; or

•	PTCE 84-14 for transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more than “Adequate Consideration” in connection with the transaction (the “Service Provider Exemption”).

Unless otherwise provided in an accompanying supplement, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to us on each day including the dates of its purchase of the offered securities through and including the date of disposition of such offered securities that either:

(a)	it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing securities or interest therein on behalf of, or with “Plan Assets” of, any such plan;

(b)

its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempt from the prohibited transaction provisions of ERISA and the Code by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Service Provider Exemption, or another applicable exemption; or

(c)

it is a governmental plan (as defined in Section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited under any Similar Law.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with Plan Assets consult with its legal counsel regarding the consequences under ERISA and the Code, or other Similar Law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the exemptions listed above.

Please consult an accompanying supplement for further information with respect to a particular offering of securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF DEBT SECURITIES

The following is a summary of the material U.S. federal income tax considerations that may be relevant to a holder of a debt security.

This summary is based on provisions of the Code, applicable Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners of debt securities that will hold debt securities as capital assets. This summary does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities or arrangements taxed as partnerships or the partners therein, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or U.S. persons that have a “functional currency” other than the U.S. dollar.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign tax laws, any alternative minimum tax or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code. Investors should consult their own tax advisors in determining the tax consequences to them of holding debt securities under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

This summary only addresses debt securities that are denominated in U.S. dollars and that are properly classified as indebtedness for U.S. federal income tax purposes. The U.S. federal income tax considerations that may be relevant to a holder of any other type of security will be discussed separately in an accompanying supplement.

As used herein, a “U.S. holder” is a beneficial owner of a debt security that, for U.S. federal income tax purposes, is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise will be subject to U.S. federal income taxation on a net income basis in respect of the debt security. A “Non-U.S. holder” is a beneficial owner of a debt security that is an individual, corporation, foreign estate, or foreign trust that is not a U.S. holder.

U.S. Holders

Payments of Interest. Payments of “Qualified Stated Interest” (as defined below under “Original Issue Discount”) on a debt security, but excluding any pre-issuance accrued interest, will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is actually or constructively received, in accordance with the holder’s method of accounting for U.S. federal income tax purposes.

Original Issue Discount. If debt securities are issued at a discount from their Stated Redemption Price at Maturity (as defined below), and the discount is equal to or more than the product of one-fourth of one percent (0.25 percent) of the Stated Redemption Price at Maturity of such debt securities multiplied by the number of full years to their maturity, such debt securities will be “Original Issue Discount Notes.” The difference between the issue price and the Stated Redemption Price at Maturity of such debt securities will be the OID. The “Issue Price” of a debt security will be the first price at which a substantial amount of the debt securities is sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers, or similar persons). The “Stated Redemption Price at Maturity” will include all payments under a debt security other than payments of Qualified Stated Interest. The term “Qualified Stated Interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Issuer) at least annually during the entire term of the debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices. If a debt security provides for a scheduled accrual period that is longer than one year

(for example, as a result of a long initial period on a debt security with interest is generally paid on an annual basis), then stated interest on the debt security will not qualify as “Qualified Stated Interest” under the applicable Treasury Regulations. As a result, the debt security would be an Original Issue Discount Note.

U.S. holders of Original Issue Discount Notes generally will be subject to special tax accounting rules for obligations issued with OID. U.S. holders of such debt securities should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

In general, each U.S. holder of an Original Issue Discount Note, regardless of whether the holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the “daily portions” of OID on the debt security for all days during the taxable year that the U.S. holder owns the debt security. The daily portions of OID on an Original Issue Discount Note are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Note, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial holder, the amount of OID on an Original Issue Discount Note allocable to each accrual period is determined by (a) multiplying the “Adjusted Issue Price” (as defined below) of the Original Issue Discount Note at the beginning of the accrual period by its yield to maturity (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of Qualified Stated Interest allocable to that accrual period. The “yield to maturity” of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original date of issue to equal the issue price of the debt security. The “Adjusted Issue Price” of an Original Issue Discount Note at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of Qualified Stated Interest (if any) made with respect to the debt security in all prior accrual periods. As a result of this “constant yield” method of including OID in income, the amounts includible in income by a U.S. holder in respect of an Original Issue Discount Note denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

A U.S. holder generally may make an irrevocable election to include in its income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of Qualified Stated Interest, over the amount paid by the U.S. holder for the debt security) under the constant-yield method described above. For debt securities purchased at a premium or bearing market discount in the hands of the U.S. holder, the U.S. holder making such election will also be deemed to have made the election (discussed below in “— Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.

A subsequent U.S. holder of an Original Issue Discount Note that purchases the debt security at a cost less than its Remaining Redemption Amount (as defined below), or an initial U.S. holder that purchases an Original Issue Discount Note at a price other than the debt security’s issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if the U.S. holder acquires the Original Issue Discount Note at a price greater than its Adjusted Issue Price, the holder is required to reduce its periodic inclusions of OID income to reflect the premium paid over the Adjusted Issue Price. The “Remaining Redemption Amount” for a debt security is the total of all future payments to be made on the debt security other than payments of Qualified Stated Interest.

Variable Rate Debt Instruments. The following discussion applies only to floating-rate debt securities that are treated as variable rate debt instruments for U.S. federal income tax purposes (“VRDIs”).

Stated interest on a VRDI that provides for a single variable rate (a “Single-Rate VRDI”) will be treated as Qualified Stated Interest and will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received, in accordance with the U.S. holder’s method of tax accounting. If the stated principal amount of a Single-Rate VRDI exceeds its issue price by at least a specified de minimis amount, this excess will be treated as OID that a U.S. holder must include in income as it accrues in accordance with a constant-yield method based on compounding of interest before the receipt of cash payments attributable to this income (as described above under “— Original Issue Discount”). If a VRDI provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate and the variable rate on the date of issue is intended to approximate the fixed rate (which will be presumed if the value of the variable rate on the date of issue does not differ from the value of the fixed rate by more than 0.25%), the two rates will be treated for purposes of this and the next paragraph as a single variable rate.

This discussion refers to VRDIs that provide for (i) multiple variable rates or (ii) one or more variable rates and a single fixed rate as “multiple-rate VRDIs.” Under applicable Treasury regulations, in order to determine the amount of Qualified Stated Interest and OID in respect of multiple-rate VRDIs, an Equivalent Fixed-Rate Debt Instrument must be constructed. The Equivalent Fixed-Rate Debt Instrument is constructed in the following manner: (i) first, if the multiple-rate VRDI contains a fixed rate, that fixed rate is converted to a variable rate that preserves the fair market value of the note and (ii) second, each variable rate (including a variable rate determined under (i) above) is converted to a fixed rate substitute (which will generally be the value of that variable rate as of the date of issue of the multiple-rate VRDI) (the “Equivalent Fixed-Rate Debt Instrument”). The rules discussed in “— Original Issue Discount” are then applied to the Equivalent Fixed-Rate Debt Instrument to determine the amount, if any, of OID and the timing of accrual of any OID. A U.S. holder will be required to include the OID in income for federal income tax purposes as it accrues, in accordance with a constant-yield method based on compounding of interest, as described above under “— Original Issue Discount.” Qualified Stated Interest on a multiple-rate VRDI will generally be taxable to a U.S holder as ordinary interest income at the time it accrues or is received, in accordance with the U.S. holder’s method of tax accounting. If a multiple-rate VRDI is not issued with OID, all stated interest on the multiple-rate VRDI will be treated as Qualified Stated Interest.

If the amount of interest a U.S. holder receives in a calendar year is greater than the interest assumed to be paid or accrued under the Equivalent Fixed-Rate Debt Instrument, the excess is generally treated as additional Qualified Stated Interest taxable to the U.S. holder as ordinary income. Otherwise, any difference will generally reduce the amount of Qualified Stated Interest a U.S. holder is treated as receiving and will therefore reduce the amount of ordinary income the U.S. holder is required to take into income.

If a Floating Rate Debt Security does not qualify as a VRDI, the debt security will be subject to special rules (the “Contingent Payment Regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“Contingent Debt Obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the accompanying supplement.

Sale, Exchange and Retirement of Debt Securities. Upon the sale, exchange or retirement of a debt security, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any amount that is attributable to accrued Qualified Stated Interest, which will be taxable as such) and the U.S. holder’s tax basis in such debt security. A U.S. holder’s tax basis in a debt security will generally equal the cost of the debt security to such U.S. holder, increased by any amounts includible in income by the holder as OID and market discount and reduced by any amortized premium (each as described below) and any payments other than Qualified Stated Interest made on a debt security. Except as discussed below with respect to market discount and Short-Term Notes (as defined below), gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including an individual U.S. holder) generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deduction of capital losses is subject to limitations.

Premium and Market Discount. A U.S. holder of a debt security that purchases the debt security at a cost greater than its Remaining Redemption Amount (as defined under “Original Issue Discount,” above) will be considered to have purchased the debt security at a premium, and may elect to amortize the premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. holder that elects to amortize the premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. Original Issue Discount Notes purchased at a premium will not be subject to the OID rules described above. With respect to a U.S. holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. holder’s tax basis when the debt security matures or is disposed of by the U.S. holder. Therefore, a U.S. holder that does not elect to amortize such premium and that holds the debt security to maturity generally will be required to treat the premium as capital loss when the debt security matures.

If a U.S. holder of a debt security purchases the debt security at a price that is lower than its Remaining Redemption Amount, or in the case of an Original Issue Discount Note, a price that is lower than its Adjusted Issue Price, by at least 0.25% of its Remaining Redemption Amount multiplied by the number of remaining whole years to maturity, the debt security will be considered to have “market discount” in the hands of such U.S. holder. In such case, gain realized by the U.S. holder on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by the U.S. holder. In addition, the U.S. holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of the debt security, or, at the election of the holder, under a constant-yield method.

A U.S. holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If a U.S. holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Short-Term Notes. The rules set forth above will also generally apply to debt securities having maturities of not more than one year (“Short-Term Notes”), but with certain modifications.

First, applicable Treasury Regulations treat none of the interest on a Short-Term Note as Qualified Stated Interest. Thus, all Short-Term Notes will be Original Issue Discount Notes. OID will be treated as accruing on a Short-Term Note ratably, or at the election of a U.S. holder, under a constant yield method.

Second, a U.S. holder of a Short-Term Note that uses the cash method of tax accounting and is not a bank, securities dealer, regulated investment company or common trust fund, and does not identify the Short-Term Note as part of a hedging transaction, will generally not be required to include OID in income on a current basis. Such a U.S. holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the Maturity of the debt security or its earlier disposition in a taxable transaction. In addition, the U.S. holder will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the OID accrued with respect to the debt security during the period the U.S. holder held the debt security. Notwithstanding the foregoing, a cash-basis U.S. holder of a Short-Term Note may elect to accrue OID into income on a current basis or to accrue the “acquisition discount” on the debt security under the rules described below. If the U.S. holder elects to accrue OID or acquisition discount, the limitation on the deductibility of interest described above will not apply.

A U.S. holder using the accrual method of tax accounting and certain cash-basis U.S. holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include OID on a Short-Term Note in income on a current basis. Alternatively, a U.S. holder of a Short-Term Note can elect to accrue the “acquisition discount,” if any, with respect to the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the Short-Term Note’s Stated Redemption Price at Maturity (i.e., all amounts payable on the Short-Term Note) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the U.S. holder, under a constant-yield method based on daily compounding.

Finally, the market discount rules will not apply to a Short-Term Note.

Indexed Notes and Other Notes Providing for Contingent Payments. The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. A detailed description of the tax considerations relevant to U.S. holders of any Contingent Debt Obligations will be provided in the accompanying supplement.

Non-U.S. Holders

Payments of Interest. Subject to the discussions below under “— FATCA” and “— Information Reporting and Backup Withholding,” payments of interest on the debt securities to a Non-U.S. holder generally will be exempt from withholding of U.S. federal income tax under the portfolio interest exemption provided that (i) the Non-U.S. holder properly certifies as to its foreign status by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) to the applicable withholding agent; (ii) the Non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote; and (iii) the Non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership.

Sale, Exchange and Retirement of Debt Securities. Subject to the discussion below under “Information Reporting and Backup Withholding,” a Non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or retirement of debt securities (but excluding any amount that is attributable to accrued interest, which will be taxable to such Non-U.S. holder as described above under “Non-U.S. Holders - Payments of Interest”).

FATCA. Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a Non-U.S. holder of notes will generally be subject to 30% U.S. withholding tax on interest payments on the debt securities if the Non-U.S. holder is not FATCA compliant, or holds its debt securities through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a Non-U.S. holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. If any taxes are required to be deducted or withheld from any payments in respect of the debt securities as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the debt securities as a result of the deduction or withholding of such tax.

Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisers about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the debt securities.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the debt securities made to, and the proceeds of dispositions of debt securities effected by, certain U.S. holders. In addition, certain U.S. holders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers in the manner required to the person from whom they receive payments. Non-U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. holders in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. or non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any such methods of sale.

We may offer the securities at prices and on terms to be determined at or prior to the time of sale, including, in the case of guarantees, for consideration that may include consents or exchanges of existing securities. An accompanying supplement with respect to the offered securities will set forth the terms of the offering, including, if applicable:

•	the name or names of any underwriters or agents;

•	the purchase price of the offered securities and the proceeds to us from their sale;

•	any underwriting discounts or sales agents’ commissions and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which those securities may be listed.

Only underwriters or agents named in an accompanying supplement are deemed to be underwriters or agents in connection with the securities offered thereby.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and unless otherwise specified in an accompanying supplement, the underwriters will be obligated to purchase all the securities offered by an accompanying supplement if any of such securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also sell securities directly or through agents we designate from time to time. Any agent involved in the offering and sale of the offered securities will be named in an accompanying supplement, and any commissions payable by us to that agent will be set forth in an accompanying supplement. Unless otherwise indicated in such accompanying supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in an accompanying supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities, which offers provide for payment and delivery on a future date specified in such accompanying supplement. The accompanying supplement may also specify limitations on the minimum amount that may be purchased by any such institutional investor or on the portion of the aggregate amount or aggregate number of the particular securities that may be sold pursuant to these arrangements.

Institutional investors to which offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any purchasers pursuant to delayed delivery and payment arrangements will only be subject to the condition that the purchase by an institution of the particular securities will not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

Underwriters will not have any responsibility in respect of the validity of these arrangements or the performance of us or institutional investors thereunder.

In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Underwriters and agents or their affiliates may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of business.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in that respect.

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect any offers or sales of any securities in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

Selling Restrictions

The securities offered by this prospectus and by any accompanying supplement may not be offered or sold, directly or indirectly, nor may this prospectus, any accompanying supplement or any other offering material in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus or any accompanying supplement come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus and any such accompanying supplement. This prospectus and any accompanying supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus and any such accompanying supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

The selling restrictions set forth below may apply to any debt securities offered by this prospectus and by any accompanying supplement, and may be further supplemented by any additional selling restrictions set forth in an accompanying supplement.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (the “Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to any offering. This prospectus and any accompanying supplement do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the debt securities in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The debt securities may not be offered for sale, nor may application for the sale or purchase or any debt securities be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus or any accompanying supplement nor any other offering material or advertisement relating to the debt securities may be distributed or published in Australia unless, in each case:

(a)

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the debt securities or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)	such action does not require any document to be lodged with ASIC or the Australian Securities Exchange.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area (“EEA”), no debt securities, which are the subject of any offering contemplated by this prospectus and any accompanying supplement, have been offered, sold or otherwise made available or will be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of the Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of any offer and any debt securities to be offered so as to enable an investor to decide to purchase or subscribe for the debt securities.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the debt securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the debt securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus and any accompanying supplement have been prepared on the basis that any offer of the debt securities in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of any debt securities. Accordingly, any person making or intending to make an offer in that member state of debt securities which are the subject of any offering contemplated in this prospectus and any accompanying supplement may only do so in circumstances in which no obligation arises for the issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer of the debt securities. Neither the issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of the debt securities in circumstances in which an obligation arises for the issuer or the underwriters to publish or supplement a prospectus for any such offers of the debt securities. This prospectus and any accompanying supplement are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the UK

No debt securities, which are the subject of any offering contemplated by this prospectus and any accompanying supplement, have been offered, sold or otherwise made available or will be offered, sold or otherwise made available to any retail investor in the UK. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or

(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of any offer and any debt securities to be offered so as to enable an investor to decide to purchase or subscribe for the debt securities.

Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the debt securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the debt securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus and any accompanying supplement have been prepared on the basis that any offer of the debt securities in the UK will be made pursuant to an exemption under the FSMA from the requirement to publish a prospectus for any offers of the debt securities. Accordingly, any person making or intending to make an offer in the UK of any debt securities which are the subject of any offering contemplated in this prospectus and any accompanying supplement may only do so in circumstances in which no obligation arises for the issuer or any of the underwriters to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case, in relation to any such offer. Neither the issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of any debt securities in circumstances in which an obligation arises for the issuer or the underwriters to publish a prospectus or supplement a prospectus for any such offers of the debt securities. This prospectus and any accompanying supplement are not a prospectus for the purposes of the UK Prospectus Regulation.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the debt securities which are the subject of any offering contemplated by this prospectus and any accompanying supplement in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the debt securities in, from or otherwise involving the UK.

This prospectus and any accompanying supplement are only being distributed to, and are only directed at (i) persons who are outside the UK, or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. Any debt securities offered and sold pursuant to this prospectus and any accompanying supplement are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such debt securities will be engaged in only with, relevant persons. This prospectus and any accompanying supplement must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus and any accompanying supplement relates is only available to, and will be engaged in with, relevant persons only.

Notice to Prospective Investors in Hong Kong

The debt securities may not and will not be offered or sold in Hong Kong by the issuer or any underwriter by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the debt securities may be or will be issued or may be or will be in the possession of any person for the purpose of the issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the debt securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

The contents of this prospectus and any accompanying supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to any offering of any debt securities pursuant to this prospectus and any accompanying supplement. If you are in doubt about any of the contents of this prospectus and any accompanying supplement, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

No securities registration statement has been or will be filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) in relation to the debt securities. Any debt securities to be offered pursuant to this prospectus and any accompanying supplement are being offered in a private placement to “qualified institutional investors” (tekikaku-kikantoshika) (“QIIs”), as provided under Article 23-13, Paragraph 1 of the FIEA. Any QII acquiring the debt securities in any offer may not transfer or resell those debt securities except to other QIIs. Accordingly, the debt securities and any interest therein may not be and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of any resident of Japan (which term as used herein means any person or entity resident in Japan, including any corporation or other entity organized under the laws of Japan ) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of any resident of Japan, except in each case (i) for the private placement above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and (ii) in compliance with any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in the People’s Republic of China

The debt securities are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China (“PRC”) (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by the securities laws of the PRC.

This prospectus and any accompanying supplement: (i) have not been filed with or approved by the PRC authorities; and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any debt securities in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC.

The debt securities may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly: (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC; or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.

Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

Notice to Prospective Investors in the Republic of Korea

The debt securities have not been and will not be registered with the Financial Services Commission of Korea for public offering in the Republic of Korea under the Financial Investment Services and Capital Markets Act of Korea and its subordinate decrees and regulations (collectively, the “FSCMA”). Accordingly, the debt securities have not been and will not be offered, sold or delivered, directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in the Republic of Korea or to, or for the account or benefit of, any resident of the Republic of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree and subordinate decrees and regulations (collectively, the “FETL”)) except as otherwise permitted pursuant to the applicable laws and regulations of the Republic of Korea, including the FSCMA and the FETL. In addition, within one year following any issuance of any debt securities, the debt securities may not be transferred to any resident of the Republic of Korea other than a qualified institutional buyer (as such term is defined in the Notes Issuance and Disclosure Regulations promulgated by the Financial Services Commission of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Notes Issuance and Disclosure Regulations promulgated by the Financial Services Commission of Korea, provided that (a) the debt securities are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the debt securities, (c) the debt securities are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and this prospectus and any accompanying supplement and (e) the issuer and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor. Furthermore, the debt securities may not be resold to residents of the Republic of Korea unless the purchaser of the debt securities complies with all applicable regulatory requirements (including, but not limited to, government approval requirements under the FETL) in connection with the purchase of the debt securities.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus and any accompanying supplement have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any of the debt securities or caused the debt securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any debt securities or cause the debt securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus, any accompanying supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the debt securities, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notice to Prospective Investors in Switzerland

This prospectus and any accompanying supplement is not intended to constitute an offer or solicitation to purchase or invest in the debt securities. The debt securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the debt securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus, any accompanying supplement, nor any other offering or marketing material relating to the debt securities constitutes a prospectus pursuant to the FinSA, and neither this prospectus, any accompanying supplement, nor any other offering or marketing material relating to the debt securities may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan

The debt securities have not been and will not be registered or file with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or any other regulatory authority or agency of Taiwan pursuant to relevant securities laws and regulations of Taiwan, and have not been, will not be and may not be sold, issued or offered, directly or indirectly, within Taiwan (i) to investors other than “professional investors” as defined under Article 4 of the Financial Consumer Protection Act of Taiwan, or (ii) through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires registration with or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, distribute, give advice regarding or otherwise intermediate any offering and sale of the debt securities in Taiwan or the provision of information relating to this prospectus and any accompanying supplement, unless otherwise permitted by laws and regulations of Taiwan.

Notice to Prospective Investors in the United Arab Emirates

The debt securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (the “UAE”), including the Dubai International Financial Centre (the “DIFC”) or the Abu

Dhabi Global Market (the “ADGM”) other than in compliance with the laws of the UAE, the DIFC and the ADGM governing the issue, offering and sale of securities.

Further, this prospectus and any accompanying supplement do not constitute an offer, sale or delivery of securities in the UAE (including the DIFC or the ADGM) and are not intended to be a public offer.

Each underwriter represents and agrees, and each person to whom this prospectus and any accompanying supplement (and any accompanying documents) have been issued understands, acknowledges and agrees that the prospectus and any accompanying supplement have not been approved by or filed with the Central Bank of the UAE, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the ADGM or the Dubai Financial Services Authority of the DIFC or any other licensing authorities of any of the free zones established and operating in the UAE.

LEGAL MATTERS

Unless otherwise indicated in an accompanying supplement, the validity of the securities offered by this prospectus will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. David S. Carroll, Esq., Senior Counsel of American Express Company, or another American Express Company attorney, may also pass upon the validity of the securities offered by this prospectus.

In addition, the validity of the securities offered by this prospectus will be passed upon for the underwriters by counsel to the underwriters that will be named in an accompanying supplement. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, may act as counsel to the underwriters in circumstances where an American Express Company attorney passes upon the validity of the securities offered by this prospectus. From time to time, Cleary Gottlieb Steen & Hamilton LLP provides legal services to American Express Company and its affiliates.

EXPERTS

The financial statements and management’s assessment of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our  Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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 % Fixed-to-Floating Rate Notes due      , 20

American Express Company

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays	BofA Securities	Deutsche Bank	Morgan Stanley

     , 2025